EXHIBIT 2.1
                                                                     -----------

                            SHARE PURCHASE AGREEMENT

            THIS AGREEMENT made as of the 12th day of November, 2004.

B E T W E E N:

                    JUPITERIMAGES CORPORATION, a corporation incorporated under the laws of the State of Arizona (the "PURCHASER")

                    - and -

                    THOSE PERSONS LISTED IN SCHEDULE A TO THIS AGREEMENT

                    (collectively the "VENDORS")

RECITALS:

1. The Vendors are the registered and beneficial owners of all of the issued and outstanding securities of Hemera Technologies Inc. (the "CORPORATION"); and

2. The Vendors wish to sell to the Purchaser and the Purchaser wishes to purchase from the Vendors all of the issued and outstanding securities of the Corporation.

            NOW THEREFORE, in consideration of the mutual covenants in this Agreement and for other consideration (the receipt and sufficiency of which are acknowledged) the parties agree as follows: ARTICLE 1

                                 INTERPRETATION

1.1         DEFINITIONS

            For the purpose of this Agreement, those terms defined in Schedule B shall have the meanings attributed to them in that Schedule.

1.2         TIME OF THE ESSENCE

            Time shall be of the essence of each provision of this Agreement. Any extension, waiver or variation of any provision of this Agreement shall not be deemed to affect this provision and there shall be no implied waiver of this provision.

1.3         CALCULATION OF TIME

            Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a Business Day, such time period shall be extended to the next Business Day following the day on which it would otherwise end.

1.4         BUSINESS DAYS

                        Whenever any action to be taken or payment to be made pursuant to this Agreement would otherwise be required to be taken or made on a day that is not a Business Day, such action shall be taken or such payment shall be made on the first Business Day following such day. Interest on all amounts due hereunder shall, however, be calculated for all days on which such amounts are outstanding, including each day that is not a Business Day.

1.5         CURRENCY

            Unless otherwise specified, all references to amounts of money in this Agreement refer to Canadian currency.

1.6         HEADINGS

            The descriptive headings preceding Articles and Sections of this Agreement are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or

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Sections. The division of this Agreement into Articles and Sections shall not affect the interpretation of this Agreement.

1.7         PLURALS AND GENDER

            Words in the singular include the plural and vice versa and words in one gender include all genders.

1.8         STATUTORY REFERENCES

            Any reference to a statute shall mean the statute in force as at the date of this Agreement (together with all regulations promulgated thereunder) as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto, unless otherwise expressly provided.

1.9         CONSTRUCTION

            The words "including", "include", and "includes" shall mean "including without limitation", "include, without limitation" and

"includes, without limitation", respectively.

1.10        SCHEDULES

            The following Schedules are attached to, and form part of this
Agreement:

            Schedule A       Vendors
            Schedule B       Definitions
            Schedule C       Escrow Agreement

            Schedule D       Representations and Warranties of the Vendors
            Schedule E       Representations and Warranties of the Purchaser
            Schedule F       Conditions of the Purchaser
            Schedule G       Conditions of the Vendors


                                   ARTICLE 2

                      PURCHASE AND SALE OF PURCHASED SHARES

2.1         PURCHASE AND SALE OF PURCHASED SHARES

            Subject to the terms and conditions of this Agreement, at the Time of Closing, each of the Vendors (as beneficial owner) shall sell those of the Purchased Shares set out opposite his, her or its name on Schedule "A" free and clear from all Encumbrances, and the Purchaser shall purchase such shares.

2.2         ALLOCATION OF CONSIDERATION

            The consideration to be paid by the Purchaser to the Vendors for the Purchased Shares shall consist of the Cash Payment and the Escrowed Funds (as such terms are defined in Section 3.3) (collectively, the "PURCHASE PRICE"). The Purchase Price shall be allocated among the Purchased Shares in accordance with Schedule "A". Each of the Vendors and Purchaser agree to report the purchase and sale of the Purchased Shares in any Tax Returns required to be filed in accordance with the provisions of Schedule "A".

2.3         WAIVER

            The Vendors hereby waive all of their rights, past and present, pursuant to the Shareholders' Agreement (which the Vendors hereby confirm is terminated and of no further force or effect immediately prior to the Time of Closing), the Subscription Agreements or under the provisions of any agreement, arrangement or understanding pursuant to which either of the Vendors or the Corporation is a party or by which any of them is bound in respect of the issuance of shares by the Corporation or the transfer of shares by any past or present shareholder of the Corporation, and hereby covenant with the Purchaser to release and forever discharge the Purchaser and the Corporation from all manner of actions, debts, obligations, claims, demands and any other claims whatsoever under such agreements.

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                                   ARTICLE 3

                              CLOSING ARRANGEMENTS

3.1         PLACE OF CLOSING

            The Closing shall take place at the Time of Closing at the offices of Goodmans LLP, 250 Yonge Street, Suite 2400, Toronto, Ontario, M5B 2M6 or at such other place and time as may be agreed upon by the Purchaser and the Vendors.

3.2         DELIVERY OF CERTIFICATES


            The Vendors shall transfer and deliver to the Purchaser at the Time of Closing share certificates representing the Purchased Shares duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, with such signatures guaranteed to the satisfaction of the Purchaser. The Vendors shall take such steps as shall be necessary to cause the Corporation to enter the Purchaser upon the books of the Corporation as the holder of the Purchased Shares and to issue a share certificate to the Purchaser representing the Purchased Shares purchased by it.

3.3         PAYMENT OF THE PURCHASE PRICE

            The Purchase Price shall be paid and satisfied by the Purchaser as follows:

                    (i) at the Time of Closing, the Purchaser shall pay to Labarge Weinstein LLP, in trust for each of the Vendors (in accordance with the wire transfer instructions set out in Exhibit 2 to Schedule "A" or by certified cheque), the amount specified in Schedule "A" in immediately available funds, the aggregate of such amounts being equal to $7,725,000, subject to adjustment as set forth in Section 3.5(a) (the "CASH PAYMENT"); and

                    (ii) at the Time of Closing, the Purchaser shall pay to the
                         Escrow Agent (in accordance with the wire instructions set out in Exhibit 3 to Schedule "A") in immediately available funds an amount equal to $975,000 (the "ESCROWED FUNDS") to be held and distributed in accordance with the Escrow Agreement and Section 3.4;

3.4         RELEASE OF ESCROW

               (a) $650,000 of the Escrowed Funds shall be released to the Vendors on July 12, 2005 and $325,000 of the Escrowed Funds shall be released to the Vendors on May 12, 2006, provided that if the Purchaser makes a claim or claims for indemnification pursuant to Article 7 before the date on which any part of the Escrowed Funds are to be released, the amount or amounts claimed by the Purchaser shall remain in escrow if not settled or finally adjudicated by such release date. The Escrowed Funds shall not be released except in accordance with the provisions of the Escrow Agreement.

               (b) Upon completion of any mutual settlement or a final judgment of a court of competent jurisdiction pursuant to the terms of this Agreement, in respect of any claim or claims, the Purchaser and the Vendors shall direct the Escrow Agent to deliver to the Purchaser the Escrowed Funds equal to the amount or amounts agreed upon or awarded to the Purchaser as a result of any such claim or claims; provided, however, that during the applicable period of escrow, no such payment shall be made except after the aggregate of the amounts ultimately determined to be payable exceed $50,000 and then all such amounts shall be paid; and for greater certainty, after the applicable period of escrow, the claims accumulated, if any, during the period of escrow and within the applicable time periods referred to in Section 4.4 shall be paid whether such claims exceed $50,000 or not.

               (c) The release from escrow shall not limit the rights or remedies of the Purchaser under Article 7 to claim any further amount due to the Purchaser by the Vendors following the delivery of some or all of the Escrowed Funds.

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                                       -4-

3.5         ADJUSTMENT TO CONSIDERATION

               (a) The Parties agree that the Purchase Price was determined as if the net working capital of the Corporation was $1,000,000 at the close of business on the Closing Date (the "CONSIDERATION NET WORKING CAPITAL"). The Parties agree that the estimate of net working capital at the close of business on the Closing Date is $1,044,000 (the "ESTIMATED NET WORKING CAPITAL"). Accordingly, the Parties agree that the Purchase Price shall be increased on the Closing Date by $22,000 (the "UPWARD ADJUSTMENT AMOUNT").

               (b) The Parties agree to make a subsequent adjustment to the Purchase Price on the Adjustment Date (as that term is defined in Section 6.1) to reflect the actual net working capital of the Corporation on the Closing Date (the "ACTUAL NET WORKING CAPITAL"), as shown on the balance sheet to be prepared in accordance with paragraph 3.5(c) hereof, as follows:

                    (i) Subject to paragraph 3.5(b)(ii): (a) if the amount obtained by subtracting the Consideration Net Working Capital from the Actual Net Working Capital exceeds the Upward Adjustment Amount, then the Purchaser shall pay such excess to the Vendors, allocated as specified in Schedule "A", within five Business Days of the Adjustment Date (or such later date when the Actual Net Working Capital is settled in accordance with Section 3.5(c)); or (b) if the amount obtained by subtracting the Consideration Net Working Capital from the Actual Net Working Capital so reflected is less than the Upward Adjustment Amount, then the Vendors shall pay (in the proportions as specified in Schedule "A") such deficiency to the Purchaser within five Business Days of the Adjustment Date (or such later date when the Actual Net Working Capital is settled in accordance with Section 3.5(c)); and

                    (ii) In the event that the Actual Net Working Capital is
                         less than the Consideration Net Working Capital, then, within five Business Days of the Adjustment Date (or such later date when the Actual Net Working Capital is settled in accordance with Section 3.5(c)), the Vendors shall pay (in the proportions as specified in Schedule "A") to the Purchaser an amount equal to the Upward Adjustment Amount plus the amount of the difference between the Actual Net Working Capital and the Consideration Net Working Capital.

                    For purposes of this Agreement, "Actual Net Working Capital" shall mean the current assets of the Corporation on the Closing Date minus all current liabilities of the Corporation on the Closing Date, calculated in accordance with GAAP, applied on a consistent basis.
               (c) During the 90 day period after the Closing Date, the Purchaser will prepare and submit to the Vendors a draft of the Actual Net Working Capital on the Closing Date, such amount to be based on a version of the balance sheet of the Corporation dated as of the Closing Date, prepared by the Purchaser, setting forth all assets and liabilities of the Corporation which are required to be reflected thereon in accordance with GAAP applied on a consistent basis. The Purchaser shall furnish the Vendors with all information and explanations which they may reasonably request for the purpose of reviewing the Purchaser's preparation of Actual Net Working Capital, during the period in which the draft statements are being prepared, including access to all current working accounting files, tax files, permanent files, and other documents relating to the calculation of Actual Net Working Capital. In the event of a dispute between the Parties as to the Actual Net Working Capital, the Parties will have 30 days to resolve the dispute among themselves. If the Parties have not resolved such dispute within such 30-day period, then the Parties shall select an arbitrator who shall decide the dispute within 30 days after being selected. The Parties hereto each agree to be bound by the decision of the arbitrator. The arbitrator must be an individual who is employed or was formerly employed by a nationally recognized accounting firm. All costs of the arbitration shall be split 50/50 between the Purchaser and the Vendors.

               (d) Notwithstanding any of the foregoing, no payment need be made pursuant to Section 3.5(b) if the excess or deficiency, as the case may be, is less than $500.00. Any amount payable pursuant to

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                                       -5-

                    this Section 3.5 shall be satisfied by cheque, bank draft or wire transfer of immediately available funds to an account specified by the payee.

ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

4.1         REPRESENTATIONS AND WARRANTIES OF THE VENDORS

            The Vendors represent and warrant as to those matters set out in Schedule D.

4.2         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser represents and warrants as to those matters set out in Schedule E.

4.3         NON-WAIVER

            No investigations made by or on behalf of any Party at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the other Parties herein or pursuant hereto. Subject to the foregoing, the Purchaser acknowledges that, as of the date of this Agreement, neither it nor any of its representatives has any actual knowledge of any material misrepresentations or material breaches of representations or warranties, or any material breaches of any covenants by any of the Vendors.

4.4         NATURE AND SURVIVAL OF VENDORS' REPRESENTATIONS AND WARRANTIES

            The representations and warranties of the Vendors contained in this Agreement or in any document or certificate given pursuant to this Agreement shall survive the Closing for the benefit of the Purchaser as follows:

     (a) as to the representations and warranties contained in sections 1(a), 1(b), 1(c), 1(d), 2(a), 2(b) and 2(c) of Schedule D, indefinitely;

     (b) as to Tax matters, until the date following expiration of all periods allowed for objecting and appealing the determination of any proceedings relating to any assessment or reassessment of the Corporation or the Subsidiary, as the case may be, by any Taxing Authority in respect of any taxation period ending on or prior to the Closing or in which the Closing occurs unless a bona fide notice of a claim shall have been made in writing before the expiry of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of the claim; and

     (c) as to all other matters, for a period of eighteen months, unless a bona fide notice of a claim shall have been given in writing before the expiry of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of that claim.

4.5         SURVIVAL OF PURCHASER'S REPRESENTATIONS AND WARRANTIES

            The representations and warranties of the Purchaser contained in this Agreement or any document or certificate given pursuant to this Agreement shall survive the Closing for the benefit of the Vendors as follows:

     (a) as to the representations and warranties contained in paragraphs (a) and (b) in Schedule E, indefinitely; and

     (b) as to all other matters, for a period of eighteen months, unless a bona fide notice of claim shall have been made in writing before the expiry of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of that claim.

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                                   ARTICLE 5
                     CONDITIONS PRECEDENT TO THE PERFORMANCE
            BY THE PARTIES OF THEIR OBLIGATIONS UNDER THIS AGREEMENT

5.1         CONDITIONS OF THE PURCHASER

            The obligation of the Purchaser to complete the purchase of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Time of Closing, each of the conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser) set out in Schedule F.

5.2         CONDITIONS OF THE VENDORS

            The obligation of the Vendors to complete the sale of the Purchased Shares hereunder shall be subject to the satisfaction of or compliance with, at or before the Time of Closing, of each of the following conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Vendors) set out in Schedule G.

5.3         WAIVER BY PURCHASER

            If any of the conditions set forth in Schedule F have not been fulfilled, performed or satisfied at or prior to the Closing, the Purchaser may, by written notice to the Vendors terminate all of its obligations hereunder and the Purchaser shall be released from all its obligations under this Agreement. Any of such conditions may be waived in whole or in part by the Purchaser by instrument in writing given to the Vendors without prejudice to any of the Purchaser's rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part, and without prejudice to its right to complete the transaction of purchase and sale contemplated by this Agreement and claim damages for breach of representation, warranty or covenant.

5.4         WAIVER BY VENDOR

            If any of the conditions set forth in Schedule G have not been fulfilled, performed or satisfied at or prior to the Closing, the Vendors may, by written notice to the Purchaser, terminate all of their obligations hereunder and the Vendors shall be released from all their obligations under this Agreement. Any of such conditions may be waived in whole or in part by the Vendors by instrument in writing given to the Purchaser, without prejudice to any of the Vendors' rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part, and without prejudice to their right to complete the transaction of purchase and sale contemplated by this Agreement and claim damages for breach of representation, warranty or covenant.

                                   ARTICLE 6
                   COVENANTS OF THE PARTIES FOLLOWING CLOSING

6.1         POST CLOSING BALANCE SHEET

            On the date which is the first Business Day after 90 days after the Closing Date (the "ADJUSTMENT DATE"), the Parties shall adjust the Purchase Price in accordance with Section 3.5. Any dispute between the Parties as to this
Section 6.1 shall be resolved in accordance with the procedure set forth in
Section 3.5.

6.2         TRANSITION

            Each of the Vendors (other than, for the purposes of clauses 6.2(i) and 6.2(iii) only, the Caisse de Depot et Placement du Quebec), severally, and not jointly and severally, agree that during the period commencing on the date hereof and ending six months following Closing: (i) such Vendor will not take any action that is designed or intended to have the effect of discouraging any customer or business associate of the Corporation from maintaining the same business relationships with the Corporation after the Closing that it maintained with the Corporation before the Closing; (ii) such Vendor will use reasonable commercial efforts to refer all customer inquiries relating to the business of the Corporation to the Purchaser from and after the Closing; and (iii) such Vendor agrees to use reasonable commercial efforts to assist the Purchaser, at the Purchaser's request and expense, with the orderly transition of the operations of the Corporation from the Vendors to the Purchaser (including, without limitation, recommendations, advice and interaction with customers and potential customers of the

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                                       -7-

Corporation and Governmental or Regulatory Authorities as well as assistance in the preparation of securities market filings, audit reports and officer representation letters).

6.3         EMPLOYMENT MATTERS

            The Purchaser shall maintain a minimum employment level of ten Employees (as defined below) based out of the Corporation's Gatineau office for a period of one year from Closing.

            The Disclosure Schedule sets out all of the employees of the Corporation at Closing (the "EMPLOYEES"). All wages, commissions, bonuses, vacation pay, severance compensation (to the extent such severance compensation relates to employees terminated prior to the Time of Closing), payments under Employee Plans and other remuneration and benefits due to the Employees for the period prior to the Time of Closing, if not paid by the Corporation at or prior to Closing, shall be accrued as current liabilities of the Corporation for the purposes of calculating Actual Net Working Capital, provided however that if such amounts are not included in the calculation of Actual Net Working Capital on the Adjustment Date, then the Vendors shall indemnify the Purchaser for any claims made by the Employees in respect of such amounts in accordance with
Section 7.

            All wages, commissions, bonuses, vacation pay, severance compensation, payments under Employee Plans and other remuneration and benefits due to Employees terminated on or after the Time of Closing shall be the responsibility of the Purchaser. Subject to the immediately following paragraph, the Purchaser shall pay as severance compensation, at a minimum, at least the equivalent of three weeks of pay per year of employment for each Employee other than the Corporation's Chief Financial Officer.

            For a period of one year from the Closing Date (such period ending on the "ANNIVERSARY DATE"), the Purchaser shall be responsible for all severance compensation relating to the period prior to Closing for the Chief Financial Officer pursuant to his employment agreement with the Corporation dated February 3, 2003 (to a maximum of $154,500, subject to the immediately following sentence). For the period from the Closing Date until the Anniversary Date, the Vendors shall be responsible for all severance compensation in excess of $154,500, except (i) if the Corporation chooses, and is not required, to pay such excess to the Chief Financial Officer or (ii) if a court, tribunal, administrative agency, or other similar body determines that there was bad faith in the manner of termination of the Chief Financial Officer and awards additional damages based on that finding. From the Anniversary Date, the Purchaser shall be responsible for all severance compensation relating to the period prior to Closing for the Chief Financial Officer as required by applicable employment Laws.

                                    ARTICLE 7
                                 INDEMNIFICATION

7.1         INDEMNIFICATION BY VENDORS

            Subject to Section 7.5, the Vendors covenant and agree with the Purchaser to indemnify and save harmless the Purchaser from and against any claim, demand, action, cause of action, damage, loss, cost, liability or expense (including professional fees and disbursements) (the "LOSSES") which may be made or brought against the Purchaser, or which it may suffer or incur in respect of, as a result of, or arising out of:

     (a) any nonfulfillment of any covenant or agreement on the part of the Vendors contained in this Agreement or any document or certificate given pursuant to this Agreement;

     (b) any inaccuracy in or breach of any representation or warranty of the Vendors contained in this Agreement or any document or certificate given pursuant to this Agreement;

     (c) any debts and liabilities of the Corporation or the Subsidiary for Taxes existing at the Time of Closing, or any reassessment for Taxes for any period ending on or before the Closing Date; or

     (d) any claim by any former securityholder of the Corporation involving the transactions contemplated hereby or any prior transaction involving any securities of the Corporation or any predecessor corporation.

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7.2         INDEMNIFICATION BY THE PURCHASER

            The Purchaser covenants and agrees with the Vendors to indemnify and save harmless the Vendors, from and against any Losses which may be made or brought against the Vendors or which it may suffer or incur, directly or indirectly, in respect of, as a result of, or arising out of:

     (a) any nonfulfillment of any covenant or agreement on the part of the Purchaser under this Agreement or any document or certificate given pursuant to this Agreement; or

     (b) any inaccuracy in or breach of any representation or warranty of the Purchaser contained in this Agreement or any document or certificate given pursuant to this Agreement.

7.3         PROCEDURE FOR INDEMNIFICATION

     (a)  CLAIMS OTHER THAN THIRD PARTY CLAIMS

            Following receipt from the Vendors or the Purchaser, as the case may be (the "INDEMNIFIED PARTY"), of a written notice of a claim for indemnification which has not arisen in respect of a Third Party Claim (as defined in Section 7.3(b) below), the party who is in receipt of such notice (the "INDEMNIFYING PARTY") shall have 30 days to make such investigation of the claim as the Indemnifying Party considers desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of the claim, the Indemnifying Party shall immediately pay to the Indemnified Party the undisputed amount.

     (b)  THIRD PARTY CLAIMS

            The Indemnified Party shall notify the Indemnifying Party in writing as soon as is reasonably practicable after being informed in writing that facts exist which may result in a claim originating from a Person other than the Indemnified Party (a "THIRD PARTY CLAIM") and in respect of which a right of indemnification given pursuant to Section 7.1 or 7.2 may apply. The Indemnifying Party shall have the right to elect, by written notice delivered to the Indemnified Party within 10 days of receipt by the Indemnifying Party of the notice from the Indemnified Party in respect of the Third Party Claim, at the sole expense of the Indemnifying Party, to participate in or assume control of the negotiation, settlement or defence of the Third Party Claim, provided that:

               (i) such will be done at all times in a diligent and bona fide matter;

               (ii) the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party in accordance with the terms contained in this Agreement in respect of that Third Party Claim; and

               (iii) the Indemnifying Party shall pay all reasonable
                     out-of-pocket expenses incurred by the Indemnified Party as a result of such participation or assumption.

If the Indemnifying Party elects to assume such control, the Indemnified Party shall co-operate with the Indemnifying Party and its counsel and shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim at its own expense. If the Indemnifying Party does not so elect or, having elected to assume such control, thereafter fails to proceed with the settlement or defence of any such Third Party Claim, the Indemnified Party shall be entitled to assume such control. In such case, the Indemnifying Party shall co-operate where necessary with the Indemnified Party and its counsel in connection with such Third Party Claim and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

7.4         ADDITIONAL RULES AND PROCEDURES

                        The obligation of the parties to indemnify each other pursuant to this Article 7 shall also be subject to the following:

     (a) an Indemnified Party shall only be entitled to make a claim for indemnification pursuant to Section 7.1 or Section 7.2, as the case be, if written notice containing reasonable particulars of

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                                       -9-

          such claim is delivered to the Indemnifying Party within the time periods provided for in Section 4.4 and Section 4.5, as the case may be;

     (b) if any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any Person (a "THIRD PARTY") with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for any such payment. If the amount of any liability under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay such difference to the Indemnifying Party;

     (c) except in the circumstances contemplated by Section 7.4(b) above, and whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnified Party shall not settle or compromise any Third Party Claim except with the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld);

     (d) the Indemnifying Party and the Indemnified Party shall provide each other on an ongoing basis with all information which may be relevant to the other's liability hereunder and shall supply copies of all relevant documentation promptly as they become available;

     (e) any and all claims for indemnification shall be subject to the limitations set forth in Section 7.5;

     (f) The Indemnified Party shall present any insurance claims which cover all or part of the Losses to its insurer in a due and timely fashion. No Indemnifying Party shall have any obligation to indemnify any Indemnified Party under this Section 7 to the extent any net insurance proceeds ("net insurance proceeds" means insurance proceeds net of all costs of recovery and net of all Taxes in connection therewith) received by such Indemnified Party are in respect of and compensate such Indemnified Party in respect of any of its Losses hereunder. If any such net insurance proceeds are received by an Indemnified Party following any payment hereunder of any Losses by an Indemnifying Party, the Indemnified Party receiving such net insurance proceeds shall promptly remit same to the Indemnifying Party to the extent of such payment made hereunder by such Indemnifying Party.

7.5         LIMITATIONS, RIGHTS CUMULATIVE

     (a) Subject to Section 3.4 and the terms of the Escrow Agreement, no claim for indemnification may be made until the value of all such claims exceeds $50,000 in the aggregate (the "THRESHOLD") and upon the Threshold being exceeded once, the amount then claimable shall be the entire amount of claims and not only the amount in excess of the Threshold; provided, however, that claims based on: (A) an inaccuracy in or breach of any representation or warranty contained in Sections 1(r) or Section 2 of Schedule D; or (B) fraudulent acts or wilful misconduct, shall not be subject to the foregoing limitation.

     (b) Subject to paragraph 7.5(c), the maximum amount of monetary liability of any Vendor with regard to the indemnification or any other obligations of such Vendor contained in this Agreement shall not exceed that Vendor's portion of the Escrowed Funds as specified in Schedule "A".

     (c) With respect to any claim based on: (A) an inaccuracy in or breach of any representation or warranty contained in Section 2 of Schedule D; or (B) fraudulent acts or wilful misconducts of such Vendor, the maximum amount of monetary liability of such Vendor with regard to the indemnification or any other obligations of such Vendor contained in this Agreement shall not exceed such Vendor's portion of the Purchase Price (being the sum of such Vendor's portion of the Cash Payment and portion of the Escrowed Funds), as specified in Schedule "A". For the avoidance of doubt, the liability of any Vendor under any claim referred to in this paragraph 7.5(c) is several (and not joint and several) and no Vendor shall be responsible for any inaccuracy or breach by any other Vendor of the representations and warranties in Section 2 of Schedule D or for the fraudulent acts or wilful misconduct of any other Vendor.

     (d) The maximum amount of liability stipulated in paragraph (b) above shall apply whether or not some or all of the Escrowed Funds have been released to the Vendors or paid to the Purchaser in accordance with the Escrow Agreement, and such release or distribution in accordance with the Escrow Agreement shall not in any way limit the rights or remedies of the Purchaser under this Article 7.

     (e) Subject in all cases to the limitations set forth in this Section 7.5, the rights of indemnification contained in this Article 7 are cumulative and are in addition to every other right or remedy of the parties contained in this Agreement.

7.6         GST

            If the Vendors and the Purchaser acting reasonably determine that any payment (the "PAYMENT") made pursuant to this Article 7 is subject to GST or are deemed by the ETA to be inclusive of GST, the Indemnifying Party agrees to pay to the Indemnified Party in addition to the Payment an amount equal to the Payment multiplied by the applicable rate of GST.

7.7         VENDORS' REPRESENTATIVE

     (a) The Vendors irrevocably make, constitute and appoint both of Marc Benoit and David Hood as their agents (collectively, the "VENDORS' REPRESENTATIVE") and authorize and empower them, acting together, to fulfill the role of Vendors' Representative hereunder. In the event of the resignation of a Vendors' Representative, the resigning Vendors' Representative shall appoint a successor either from among the Vendors or who shall otherwise be acceptable to the Purchaser and who shall agree in writing to accept such appointment, and the resigning Vendors' Representative's resignation shall not be effective until such a successor shall exist. If a Vendors' Representative should die or become incapacitated, his successor shall be appointed within 30 days of his death or incapacity by a majority in interest of the Vendors, and such successor either shall be a Vendor or shall otherwise be acceptable to the Purchaser. The choice of a successor Vendors' Representative appointed in any manner permitted above shall be final and binding upon all of the Vendors. The decisions and actions of any successor Vendors' Representative shall be, for the purposes set forth in this Section 7.7, those of a Vendors' Representative as if originally named herein.

     (b) Each Vendor has made, constituted and appointed and by the execution of this Agreement hereby irrevocably makes, constitutes and appoints the Vendors' Representative as such person's true and lawful attorney in fact and agent, for such person and in such person's name for the following limited purposes: (1) to receive all notices and communications directed to such Vendor in connection with any claim (other than claims respecting fraud or wilful misconduct of any Vendor or any inaccuracy in or breach of any representation or warranty contained in Section 2 of Schedule D) for which there are sufficient Escrowed Funds to satisfy such claim (an "ESCROW Claim") and to take any action (or to determine to take no action) with respect thereto as he may deem appropriate as effectively as such Vendor could act for himself or herself, including without limitation, the settlement or compromise of any such Escrow Claim, and (2) to execute and deliver all instruments and documents of every kind incident to an Escrow Claim to all intents and purposes and with the same effect as such Vendor could do personally, and each such Vendor hereby ratifies and confirms as his or her own act, all that the Vendors' Representative shall do or cause to be done pursuant to the provisions hereof. This irrevocable power of attorney is given for consideration and coupled with an interest. Subject to Section 7.7(f), all notices and communications directed to Vendors under this Agreement shall be given to the Vendors' Representative.

     (c) The death or incapacity of any Vendor shall not terminate the authority and agency of the Vendors' Representative.

     (d) The Vendors hereby agree to indemnify the Vendors' Representative and to hold him harmless against any loss, liability or expense incurred without grossly negligent conduct or bad faith on the part of the Vendors' Representative and arising out of or in connection with his duties as Vendors' Representative, including the costs and expenses incurred by such Vendors' Representative in defending against any claim of liability in connection herewith.

     (e) All costs and expenses incurred by the Vendors' Representative in fulfilling his role under this Agreement shall be paid by the Vendors pro rata in accordance with the allocation of the Purchase Price as specified in Schedule "A".

     (f) Notwithstanding any of the foregoing, the Vendors' Representative shall have no authority to receive notices or communications, take any action on behalf of, or bind any Vendor in connection with: (i) any claim for which the liability of such Vendor could exceed the Escrowed Funds held in escrow at such time or otherwise involve the payment of funds by such Vendor other than funds then held in escrow; or (ii) any claim respecting fraud or wilful misconduct of any Vendor or any inaccuracy in or breach of any representation or warranty contained in
          Section 2 of Schedule D.

7.8         SERVICE OF PROCESS, CONSENT TO JURISDICTION, ETC.

            Each party irrevocably and unconditionally (1) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the Courts of Ontario; (2) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (3) waives any objection which such Vendor may have to the laying of venue of any such suit, action or proceeding in any such court.

                                    ARTICLE 8
                                     GENERAL

8.1         PUBLIC NOTICES

            All public notices to third parties and all other publicity concerning the matters contemplated by this Agreement shall be jointly planned and coordinated by the Parties and no Party shall act unilaterally in this regard without the prior approval of the other Parties, except to the extent that the Party making such notice is required to do so by law or by the applicable regulations or policies of any regulatory agency of competent jurisdiction. Subject to the foregoing, the Vendors shall keep in strict confidence any information relating to the Business or the transactions contemplated herein as well as any information relating to the Purchaser received in connection with the transactions contemplated by this Agreement.

8.2         USE OF NAME

            Except as disclosed in the Disclosure Schedule, none of the Vendors shall use, directly or indirectly, any of the trade-marks, service marks or trade names forming part of the Intellectual Property Rights or the trade-mark, service mark or service name "Hemera" or associate such trade-mark, service mark or trade name with any of the trade-marks, service marks, trade names, names, products, assets or businesses, directly or indirectly, owned, managed, operated, joined in, controlled or financed thereby respectively, in whole or in part.

8.3         EXPENSES

            Each Party to this Agreement shall pay its respective legal, accounting and other professional advisory fees, costs and expenses incurred in connection with the negotiation, preparation or execution of this Agreement and all documents and instruments executed or delivered pursuant to this Agreement, as well as any other costs and expenses incurred.

8.4         FURTHER ASSURANCES

            The Parties shall do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after Closing.

8.5 ASSIGNMENT AND ENUREMENT

            Neither this Agreement nor any benefits or duties accruing under this Agreement shall be assignable by any Party without the prior written consent of each of the other Parties, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

8.6         ENTIRE AGREEMENT

            This Agreement, and any document delivered pursuant to this Agreement, constitutes the entire agreement between the Parties with respect to the matters herein and supersedes all prior agreements, understandings, negotiations and discussions relating to the subject matter hereof. There are no other covenants, agreements, representations, warranties, conditions, whether direct or collateral, express or implied, that form part of or affect this Agreement except as otherwise provided in this Agreement. The execution of this Agreement has not been induced by, nor do any of the Parties rely upon or regard as material, any representations, promises, agreements or statements not incorporated into this Agreement including any documents or information in any due diligence examinations and data reviews. This Agreement shall not be amended, added to or qualified except by written agreement signed by the Parties. For greater certainty, the Vendors acknowledge and agree that the Letter of Understanding dated September 27, 2004 between the Purchaser and the Corporation has been terminated.

8.7         WAIVER

            Except as otherwise expressly set out herein, no waiver of any provision of this Agreement shall be binding unless it is in writing. No indulgence or forbearance by a Party shall constitute a waiver of such Party's right to insist on performance in full and in a timely manner of all covenants in this Agreement. Waiver of any provision shall not be deemed to waive the same provision thereafter, or any other provision of this Agreements, at any other time.

8.8         NOTICES

            All notices, requests, demands or other communications required or permitted to be given by one Party to another under this Agreement shall be given in writing and delivered by personal delivery or delivery by recognized commercial courier, sent by facsimile or delivered by registered mail, postage prepaid, addressed as follows:

            For the Purchaser:
                         JupiterImages Corporation
                         c/o Jupitermedia Corporation
                         23 Old Kings Highway South
                         Darien, CT  06820
                         Attention:           Mitchell Eisenberg
                         Telecopier:          (203) 655-5079
            with a copy to:
                         Goodmans LLP
                         250 Yonge Street, Suite 2400
                         Toronto, Ontario
                         M5B 2M6

                         Attention:           Steve Cohen
                         Telecopier:          (416) 979-1234

            For the Vendors, to the applicable address as set out in Exhibit 1 to Schedule "A" attached hereto or at such other address or fax number of which the addressee may from time to time may notify the addressor. Any notice delivered by personal delivery or by courier to the Party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered at such address. If such day is not a Business Day, or if the notice is received after 4:00 p.m. (addressee's local time), then the notice shall be deemed to have been given and received on the next Business Day. Any notice sent by prepaid registered mail shall be deemed to have been given and received on the fourth Business Day following the date of its mailing. Any notice transmitted by facsimile shall be deemed to have been given and received on the day in which transmission is confirmed. If such day is not a Business Day or if the facsimile transmission is received after 4:00 p.m. (addressee's local time), then the notice shall be deemed to have been given and received on the first Business Day after its transmission.

8.9         SEVERABILITY

            If any provision of this Agreement or portion thereof or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable: (a) the remainder of this Agreement or the application of such provision or portion thereof to any other Person or circumstance shall not be affected thereby; and (b) the Parties will negotiate in good faith to amend this Agreement to implement the intentions set forth herein. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

8.10        EXECUTION BY FACSIMILE

            The signature of any of the Parties hereto may be evidenced by a facsimile copy of this Agreement bearing such signature.

8.11        ENGLISH LANGUAGE

            The Parties confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only. Les Parties aux presentes confirment leur volonte que cette convention, de meme que tous les documents, y compris tous avis et autorisations s'y rattachant, soient rediges en anglais seulement.

8.12        GOVERNING LAW AND JURISDICTION FOR DISPUTES

            This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract. All of the Parties to this Agreement irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Ontario.

8.13        SURVIVAL

            Unless replaced, amended or withdrawn prior to any detrimental reliance thereon by the Accepting Party (as defined in this paragraph), all covenants, agreements, indemnities, warranties and representations set forth herein or in any certificate or other document delivered pursuant to or in connection with this Agreement by or on behalf of one Party to another Party (the "ACCEPTING PARTY") shall be deemed to have been relied upon by the Accepting Party notwithstanding any investigations heretofore or hereafter made by or on behalf of the Accepting Party or its agents, and shall, unless expressly provided otherwise, survive in full force and effect and not merge upon the execution, termination or expiry of this Agreement.

8.14        SERVICE

            If any party is or becomes a party on which service or legal process with respect to an action commenced in the Province of Ontario must be served out of the jurisdiction of the Province of Ontario (an "EX-JURIS PARTY"), the Ex-Juris Party shall in writing to the other parties designate, appoint and empower a party or agent within the Province of Ontario to receive for and on behalf of the Ex-Juris Party service of process in the Province of Ontario in any legal action or proceeding with respect to this Agreement, which agent shall undertake to enter an unconditional appearance within 30 days after the date of such service. A copy of such process served on the agent will be promptly forwarded by mail by the party initiating such proceeding to the Ex-Juris Party at the address referred to in the next sentence. Failure of the Ex-Juris Party to receive such copy shall not affect in any way the service of such process on the Ex-Juris Party by service upon its agent for service as designated above. Each party agrees that if it becomes a Ex-Juris Party and it fails to maintain such a duly appointed agent for service of process, it irrevocably consents to the service of process out of any Court of the Province of Ontario by mailing all copies of such process by registered or certified mail, postage pre-paid to the last address designated for delivery of notice to such Ex-Juris Party under the terms of Section 8.8, such service to be effective 30 days after the date of such mailing. The mailing to such Ex-Juris Party at such address shall be deemed personal service and acceptance of service by such Ex-Juris Party for any action or proceeding with respect to any matter relating to this Agreement. Service in accordance with the foregoing provisions shall not preclude any other manner of service permitted by the laws of the Province of Ontario.

8.15        COUNTERPARTS

            This Agreement may be signed in one or more counterparts, each of which once signed shall be deemed to be an original. All such counterparts together shall constitute one and the same instrument. Notwithstanding the date of execution of any counterpart, each counterpart shall be deemed to bear the effective date first written above.

            IN WITNESS WHEREOF the parties have hereunto duly executed this Agreement on the date first written above.


                                       JUPITERIMAGES CORPORATION

                                       Per:  /s/ Christopher S. Cardell
                                             -----------------------------------
                                             Christopher S. Cardell

                                       MARC BENOIT, as Vendors' Representative

                                       /s/ Marc Benoit
                                       ---------------------------------

                                       DAVID HOOD, as Vendors' Representative

                                       /s/ David Hood
                                       ---------------------------------

                                       SIMON GREGOIRE

                                       /s/ Simon Gregoire
                                       ---------------------------------

                                       MARC-ANTOINE BENGLIA

                                       /s/ Marc-Antoine Benglia
                                       ---------------------------------

                                       DAVID HOOD

                                       /s/ David Hood
                                       ---------------------------------

                                       LUC GREGOIRE

                                       /s/ Luc Gregoire
                                       ---------------------------------

                                       ANTOINE GREGOIRE

                                       /s/ Antoine Gregoire
                                       ---------------------------------

                                       SUCCESSION RENE BINET

                                       Per:  /s/
                                             -----------------------------------
                                               Authorized Signing Officer




                                       6223656 CANADA INC.

                                       Per:  /s/
                                             -----------------------------------
                                               Authorized Signing Officer




                                       CAISSE DE DEPOT ET PLACEMENT DU QUEBEC

                                       Per:  /s/
                                             -----------------------------------
                                               Authorized Signing Officer


                                       FONDS REGIONAL DE SOLIDARITE OUTAOUAIS,
                                       SOCIETE EN COMMANDITE

                                       Per:  /s/
                                             -----------------------------------
                                               Authorized Signing Officer


                                       SGF TECH INC.

                                       Per:  /s/
                                             -----------------------------------
                                               Authorized Signing Officer


                                       COREL CORPORATION

                                       Per:  /s/
                                             -----------------------------------
                                               Authorized Signing Officer


                                       SOCIETE DE DIVERSIFICATION ECONOMIQUE DE
                                       L'OUTAOUAIS

                                       Per:  /s/
                                             -----------------------------------
                                               Authorized Signing Officer

                                   SCHEDULE B

                                   DEFINITIONS

     "6286119 CONSULTING AGREEMENT" means that services agreement dated September 21, 2004 between the Corporation and 6286119 Canada Inc.;

     "ACTUAL NET WORKING CAPITAL" has the meaning set forth in Section 3.5;

     "AFFILIATE" has the meaning given to that term in the CANADA BUSINESS CORPORATIONS ACT;

     "AGREEMENT", "THIS AGREEMENT", "THE AGREEMENT", "HEREOF", "HEREIN", "HERETO", "HEREBY", "HEREUNDER" and similar expressions mean this Agreement, including all of its schedules and all instruments supplementing, amending or confirming this Agreement. All references to "ARTICLES" or "SECTIONS" refer to the specified Article or Section of this Agreement;

     "ASSETS AND PROPERTIES" with respect to any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, tangible or intangible, choate or inchoate, absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by or in the possession of such Person;

     "AUDITED BALANCE SHEET" means the audited consolidated balance sheet of the Corporation as at June 30, 2004, which forms part of the Financial Statements;

     "BUSINESS" means the production, marketing and licensing of digital image content, via online and boxed retail, and content delivery technology presently carried on by the Corporation and the Subsidiary;

     "BUSINESS DAY" means any day which is not a Saturday, a Sunday or a day observed as a holiday under the laws applicable in the Province of Ontario or Quebec, or a day on which the banks are generally not open for business in Ontario or Quebec;

     "CLASS A SHARES" means the Class A Preferred Shares of the Corporation;

     "CLOSING" means the completion of the sale to and purchase by the Purchaser of the Purchased Shares and the completion of all other transactions contemplated by this Agreement that are to occur at the same time as the sale and purchase;

     "CLOSING DATE" or "DATE OF CLOSING" means November 12, 2004 or such other date as the Purchaser and the Vendors may agree upon;

     "COMMON LAW TRADEMARKS" means all trademarks, trade names, service marks, business names, domain names, internet protocol addresses and uniform resource locators, logos, trade dress, distinguishing guises, fictitious characters and any other source or business identifiers used in association with any goods or services sold or advertised by the Corporation or Subsidiary or any of the respective licensees thereof, and all goodwill associated with the foregoing;

     "COMMON SHARES" means the Common Shares of the Corporation;

     "CONSENT" means the consent or approval of any party to a Contract with the Corporation, Subsidiary or Vendors for the completion of the transactions contemplated by the Agreement, the execution of this Agreement or the performance of any terms hereof;

     "CONSIGNMENT AGREEMENTS" means all agreements or arrangements, whether orally or in writing, pursuant to which a third party agrees to provide consignment services to the Corporation or the Subsidiary, as the case may be;

     "CONSULTING AGREEMENTS" means all agreements or arrangements, whether orally or in writing, pursuant to which a third party agrees to provide consulting services to the Corporation or the Subsidiary, as the case may be;

     "CONTRACT" means any agreement, contract, indenture, mortgage, lease, deed, guarantee, indemnity, warranty, licence, option, warrant, instrument or other commitment, covenant, or obligation, whether written or oral;

     "COREl" means Corel Corporation;

     "COREL LICENSING AGREEMENT" means that license agreement dated July 17, 2000 among Corel, Corel Corporation Limited and the Corporation;

     "COREL PURCHASE AGREEMENT" means that asset purchase agreement dated July 17, 2000 among Corel, Corel Corporation Limited and the Corporation;

     "COREL WARRANT" means that warrant dated July 17, 2000 issued by the Corporation in favour of Corel;

     "CORPORATION" means Hemera Technologies Inc., a corporation incorporated under the laws of Canada;

     "DEBT" means all long-term debt of the Corporation and the Subsidiary;

     "DISTRIBUTORSHIP AGREEMENTS" means all agreements or arrangements, whether orally or in writing, pursuant to which a third party agrees to act as a distributor of a product or service of the Business or otherwise act as a sales agent of the Corporation or the Subsidiary, as the case may be;

     "EMPLOYEE BONUS POOL" means the employee bonus pool of an aggregate of $540,000 to be distributed to Employees upon Closing;

     "EMPLOYEE PLANS" means all oral or written plans, arrangements, agreements, programs, policies, practices or undertakings with respect to some or all of the current or former directors, officers, employees, independent contractors or agents of the Corporation or Subsidiary which provide for or relate to:

     (a) bonus, profit sharing or deferred profit sharing, performance compensation, deferred or incentive compensation, share compensation, share purchase or share option purchase, share appreciation rights, phantom stock, employee loans, or any other compensation in addition to salary ("INCENTIVE PLANS");

     (b) retirement or retirement savings, including, without limitation, registered or unregistered pension plans, pensions, supplemental pensions, registered retirement savings plans and retirement compensation arrangements ("PENSION PLANS"); or

     (c) insured or self-insured benefits for or relating to income continuation or other benefits during absence from work (including short term disability, long term disability and workers compensation), vacation or vacation pay, sick pay, hospitalization, health, welfare, legal costs or expenses, medical or dental treatments or expenses, life insurance, accident, death or survivor's benefits, supplementary employment insurance, day care, tuition or professional commitments or expenses or similar employment benefits ("BENEFIT PLANS");

     "ENCUMBRANCE" means any encumbrance of any kind whatever and includes a security interest, mortgage, lien, hypothec, pledge, hypothecation, assignment, charge, security under Section 426 or Section 427 of the BANK ACT (Canada), right of first refusal, trust or deemed trust (whether contractual, statutory or otherwise arising), a voting trust or pooling agreement with respect to securities, an adverse claim or any other right, option or claim of others of any kind whatever affecting the assets, property and undertaking of the Corporation or the Subsidiary or the Purchased Shares, any covenant or other agreement, restriction or limitation on the transfer of the Purchased Shares, a deposit by way of security and an easement, restrictive covenant, agreement or right of way (registered or unregistered), restriction, encroachment, burden or title reservation of any kind with respect to Real Property;

     "ENVIRONMENTAL LAWS" means all federal, provincial, state, municipal or local laws, statutes, regulations, by-laws, ordinances, rules, policies, guidelines, orders, directives and other requirements of any government or political subdivision, agency or instrumentality or of any court, tribunal or other similar body, relating to environmental or health matters, including legislation governing the labelling, use and storage of Hazardous Substances;

     "ENVIRONMENTAL ORDERS" means applicable orders, decisions or the like rendered by any Governmental or Regulatory Authority under or pursuant to any Environmental Laws;

     "ENVIRONMENTAL PERMITS" means all Licenses issued by any Governmental or Regulatory Authority and relating to or required for the operation by the Corporation or the Subsidiary of their Real Property in compliance with all Environmental Laws or Environmental Orders;

     "ESCROW AGENT" means the Canada Trust Company of Canada, a trust company amalgamated under the laws of Canada, or such other escrow agent who may be appointed under the Escrow Agreement;

     "ESCROW AGREEMENT" means an agreement dated the date hereof between the Escrow Agent, the Purchaser and the Vendors relating to the escrow of the Escrowed Funds in the form attached as Schedule C;

     "ESCROWED FUNDS" has the meaning set forth in Section 3.3;

     "ESTIMATED NET WORKING CAPITAL" has the meaning set forth in Section 3.5;

     "ETA" means the EXCISE TAX ACT (Canada);

     "FINANCIAL STATEMENTS" means the audited consolidated annual financial statements of the Corporation for the fiscal year ended June 30, 2004 and all notes thereto together with the report of the Corporation's auditor thereon and the unaudited consolidated interim financial statements of the Corporation for the two month period ended August 31, 2004, consisting of a consolidated statement of operations and deficit, a consolidated balance sheet and a consolidated statement of cash flows;

     "GAAP" means Canadian generally accepted accounting principles applied on a consistent basis and which are in accordance with recommendations from time to time of the Canadian Institute of Chartered Accountants (as published in the CICA handbook) at the date on which such generally accepted accounting principles are applied;

     "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, board, bureau, department, instrumentality, arbitrator, agency, commission, panel, official or other instrumentality of Canada, the United States or any foreign country or any domestic or foreign province, county, city or other political subdivision;

     "GST" means all Taxes payable under the ETA or under any provincial legislation similar to the ETA and any reference to a specific provision of the ETA or any such provincial legislation shall refer to any successor provision thereto of like or similar effect;

     "HAZARDOUS SUBSTANCES" means PCBs, asbestos, urea formaldehyde foam insulation or any other substance or material that is prohibited, controlled or regulated under any Environmental Laws;

     "HAZARDOUS WASTE" means any contaminants, pollutants, dangerous substances, including asbestos, liquid waste, special waste, toxic substances, hazardous or toxic chemicals, hazardous materials or Hazardous Substances as defined in or pursuant to any Environmental Laws;

     "INTELLECTUAL PROPERTY RIGHTS" means all industrial and intellectual property rights including all:

     (a) licenses or rights to use software, including the Corporation's license of the "Telescope" software;

     (b)  patents;

     (c)  integrated or optical circuit topography rights, including mask works;

     (d) trade-marks, trade names, service marks, business names, logos, trade dress, distinguishing guises, Internet domain names, fictitious characters and any other source or business identifiers, and all goodwill associated with the foregoing including Common Law Trademarks;

     (e) copyrights, including all copyrights in software, photos, clipart and images;

     (f)  industrial designs, design patents and other
                                    designs;

     (g)  Proprietary Information; and

     (h) all domain names, internet protocol addresses and uniform resource locators used by the Corporation or the Subsidiary,

     and all registrations, applications for registration, reissues, extensions, renewals, divisions, continuations, continuations-in-part, documentation and licences relating to the foregoing of the Corporation or the Subsidiary;

     "LAWS" means all laws (including common law), statutes, rules, regulations, ordinances and other pronouncements having the effect of law, of any foreign country or any domestic or foreign state, provincial, regional, county, city, municipal, local or other political subdivision and all rules having the effect of law of any federal, state or provincial agency or other organization;

     "LICENSING AGREEMENTS" means all agreements or arrangements, whether orally or in writing, pursuant to which (i) a third party agrees to license to the Corporation a product or service of the Business, or (ii) the Corporation agrees to license a product or service to a third party;

     "MATERIAL ADVERSE EFFECT" means any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, assets, results of operation or financial condition of the Corporation, provided, however, that none of the following shall constitute or be taken into account in determining the occurrence of a Material Adverse Effect: any change, effect, event, occurrence or state of facts (i) in or relating generally to the Canadian economy, (ii) in or relating to currency exchange rates, (iii) relating to required changes in GAAP; or (iv) relating to any person with a business or employment relationship with the Corporation deciding to modify or to terminate same as a result of the acquisition of the Corporation by the Purchaser;

     "NON-RESIDENT VENDOR" means any Vendor who is either (i) a non-resident of Canada for the purposes of the Tax Act or (ii) a partnership in respect of which any partner is a non-resident of Canada for the purposes of the Tax Act;

     "OPTION PLAN" means the stock option plan of the Corporation dated August 31, 2001;

     "OPTIONHOLDERS" means all holders of options to acquire Common Shares;

     "PARTIES" means, collectively, the Vendors and the Purchaser and "PARTY" means any of them;

     "PENSION AUTHORITIES" means the applicable federal, provincial or foreign pension regulatory authorities, including Canada Revenue Agency;

     "PENSION CONTRACTS" means Pension Plan Terms and all texts and amendments to all collective bargaining agreements, employment contracts, trust and funding agreements and insurance contracts;

     "PENSION DOCUMENTS" means the text and amendments to all Pension Plans, trust and funding agreements and amendments, applicable insurance contracts, actuarial valuations, annual information returns, relevant employee, former employee and pensioner data, and correspondence with Pension Authorities;

     "PENSION LEGISLATION" means the applicable provincial, federal or foreign pension benefits legislation and, where applicable, the Tax Act;

     "PENSION PLAN TERMS" means the terms and conditions of all Pension Plan texts and amendments thereto;

     "PERMITTED ENCUMBRANCES" has the meaning set forth in Section 1(m) of Schedule D;

     "PERSON" means a natural person, a corporation, company or other body corporate (with or without share capital), a partnership or limited partnership, a trust, a trustee, executor, administrator or other legal personal representative, a syndicate, a joint venture, an unincorporated association, a Governmental or Regulatory Authority, or any other legal or business entity however designated or constituted;

     "PHOTO-OBJECTS" means photographic images of people, animals, plants and objects that have been pre-masked, or cut from their original background so they can be inserted quickly into any project;

     "PREDECESSOR" means any owner, occupier or Person with, or who previously had, charge, management or control of any Real Property;

     "PROPRIETARY INFORMATION" means all trade secrets, know-how, and proprietary or confidential information, including all unpatented inventions, ideas, concepts, formulas, processes, algorithms, software, data, technology, design methodologies, design tools, customer lists and research designs, results and notes used in the Business (as currently conducted or currently contemplated to be conducted);

     "PURCHASED SHARES" means, collectively, the 21,231,906 issued and outstanding Common Shares and the 5,898,000 issued and outstanding Class A Shares, representing all of the issued and outstanding shares of the Corporation;

     "PURCHASER" means JupiterImages Corporation, a corporation incorporated under the laws of the State of Arizona;

     "QUARANTINED IMAGES" means the images that have been quarantined by the Corporation and are listed in the Disclosure Schedule as such;

     "RASTER IMAGES" is another name for "bitmaps". A "bitmap" is used in the electronic storage of images. Bitmap images are made up of pixels (or "bits") that store colour information, which not only shades an object but informs its outlines;

     "REAL PROPERTY" means any real property, whether owned or leased;

     "REGISTRATION RIGHTS AGREEMENT" means that registration rights agreement dated March 1, 2001 among the Corporation, Corel Corporation and SGF Tech Inc.;

     "REGULATORY APPROVALS" means all necessary approvals, permits, sanctions, rulings, orders or consents from any Governmental or Regulatory Authority or self-regulatory organization within or outside of Canada or the United States with respect to the transactions contemplated by this Agreement;

     "RELEASE" means a releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping which is in breach of any Environmental Law or Environmental Order;

     "SHAREHOLDERS' AGREEMENT" means that Shareholder's Agreement dated as of July 17, 2000, as amended on March 1, 2001, among the Corporation and the Vendors;

     "SHARES" means, collectively, the Common Shares and Class A Shares and includes any shares or securities into which Common Shares and/or Class A Shares may be converted or exchanged or which result from a consolidation, subdivision, reclassification or redesignation of the Common Shares or Class A Shares, any shares or securities which are received as a stock dividend or distribution payable in shares or securities of the Corporation and any shares received on the exercise of any option, warrant or other similar right;

     "STOCK PHOTOS" means the photographs that artists use in their designs;

     "SUBSCRIPTION AGREEMENTS" means, collectively, the agreements by which any of the Vendors were issued securities of the Corporation;

     "SUBSIDIARY" means Hemera Technologies Corp., a corporation incorporated under the laws of Delaware;

     "SUBSIDIARY SHARES" means the shares of common stock of the Subsidiary;

     "TAX" means all taxes, levies, duties, charges, assessments and reassessments of any nature whatsoever, whether direct or indirect, payable to any domestic or foreign government (federal, state, provincial, municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court or any other law, regulation or rulemaking entity having jurisdiction in relevant circumstances, including but not limited to income tax, profits tax, gross receipts tax, corporation tax, sales and use tax, wage tax, payroll tax, workers' compensation levies, capital tax, stamp duty, real and personal property tax, land transfer tax, customs or excise duty, excise tax, turnover or value added tax on goods sold and services rendered, GST, withholding tax, social security and unemployment insurance charges and retirement contributions, and any interest, fines, additions to tax and penalties thereon;

     "TAX ACT" means the INCOME TAX ACT (Canada) and the regulations thereto, as amended from time to time;

     "TAX RETURN" means any return, report, information return, election, designation or other document (including any related or supporting information) with respect to Taxes;

     "TAXING AUTHORITY" means any Governmental or Regulatory Authority having responsibility for Taxes in any jurisdiction;

     "TECHNICAL INFORMATION" means all right, title and interest in and to all know-how of the Corporation and the Subsidiaries, including:

     (a) all information of a scientific, technical or business nature, whether in oral, written, graphic, machine readable, electronic or physical form; and

     (b) all patterns, plans, designs, research data, research plans, trade secrets and other proprietary know-how, processes, formulas, drawings, technology, computer software and related manuals, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures;

     except to the extent that any such information:

     (c) is generally available to the public or in the possession of any third party who is not subject to confidentiality obligations in favour of the Corporation or Subsidiary, and/or

     (d)  has been or is independently developed by any third party;

     "TECHNOLOGY" means the Intellectual Property Rights and the Technical Information;

     "TIME OF CLOSING" means 10:00 a.m. (Toronto time) on the Closing Date or such other time as the Purchaser and the Vendors may agree upon;

     "TRANSACTION DOCUMENTS" means, collectively, this Agreement and all related agreements to be entered into in connection with the transactions contemplated hereby;

     "U.S. GAAP" means U.S. generally accepted accounting principles applied on a consistent basis;

     "VECTOR IMAGES" mean drawn images that are 100% scalable, meaning they can be re-sized to fit designs but will not lose their resolution (image quality); and

     "VENDORS" means those Persons listed in Schedule "A".

                                   SCHEDULE D

                  REPRESENTATIONS AND WARRANTIES OF THE VENDORS

            Except as set forth on the disclosure schedule attached as Exhibit l to this Schedule D (the "DISCLOSURE SCHEDULE") which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the Closing Date, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Schedule D, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Schedule D only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsection.

            For purposes of these representations and warranties, the expression, "to the best of the Vendors' Knowledge", "to the Knowledge of the Vendors" or similar expressions means the actual knowledge of Marc Benoit and David Hood after due inquiry with Kim Dixon, the Chief Executive Officer and President of the Corporation, Francois Michaud, the Chief Financial Officer of the Corporation and Connie Sotiropoulos, the Corporation's contract specialist, so long as each of Marc Benoit and David Hood has made due inquiry with such individuals regarding the relevant matter or, if either of Marc Benoit or David Hood cannot so demonstrate, any reference herein to Knowledge, best Knowledge or similar expression of the Vendors shall mean the actual and constructive knowledge that Marc Benoit and David Hood would have had after making due inquiry regarding the relevant matter. In addition, for purposes of these representations and warranties (other than those in Sections 1(a), (b), (c), (e) and (r)) the term "the Corporation" shall include the Subsidiary of the Corporation, unless otherwise noted herein.

1.          JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF THE VENDORS

            The Vendors jointly and severally represent to the Purchaser that the following representations are true and complete as of the Closing Date, except as otherwise indicated.

            (A)  ORGANIZATION, GOOD STANDING, CORPORATE POWER AND QUALIFICATION

                 Each of the Corporation and the Subsidiary is a corporation duly incorporated and organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. Each of the Corporation and the Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

            (B)  CAPITALIZATION

                    (i) Except as described in the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or pre-emptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from either the Corporation or the Subsidiary any shares, or any securities convertible into or exchangeable for Shares or Subsidiary Shares, as the case may be.

                    (ii) Except as described in the Disclosure Schedule, there is no Contract, including without limitation, no option, warrant, right of conversion, exchange or exercise or any other right of any other Person binding upon or which at any time in the future may become binding upon either the Corporation or the Subsidiary to, directly or indirectly, allot or issue any Shares or Subsidiary Shares, as the case may be, or other securities or to create any shares or other securities or to allot, issue or create any security convertible, exchangeable or exercisable for Shares or Subsidiary Shares, as the case may be, or other securities in the capital of the Corporation or the Subsidiary.

                    (iii) Except as described in the Disclosure Schedule,
                         neither the Corporation nor the Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Shares or Subsidiary Shares, as the case may be, other securities or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and all declared dividends have been paid in full.

            (C)  SUBSIDIARIES

                    (i) The Corporation does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability corporation, association, or other business entity, other than the Subsidiary. The Corporation is not a participant in any joint venture, partnership or similar arrangement.

                    (ii) The Subsidiary does not currently own or control,
                         directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability corporation, association, or other business entity. The Subsidiary is not a participant in any joint venture, partnership or similar arrangement. The Subsidiary does not carry on any active business, holds no assets, and has no obligations, absolute or contingent.

                    (iii) The Corporation is not affiliated with, nor otherwise related to, either of Hemera Holdings Limited, Hemera Inc. or Hemera Services Inc.

            (D)  AUTHORIZATION

                    (i) All corporate action required to be taken by the Corporation's board of directors in order to authorize the Corporation to enter into the Transaction Documents and to transfer the Purchased Shares at the Closing has been taken. All action on the part of the officers of the Corporation necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Corporation under the Transaction Documents to be performed as of the Closing, and the delivery of the Purchased Shares has been taken. The Transaction Documents, when executed and delivered by the Corporation, shall constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other Laws of general application relating to or affecting the enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; or (iii) as limited by the LIMITATIONS ACT, 2002 (Ontario).

                    (ii) All corporate action required to be taken by the
                         Subsidiary's officers and board of directors of the Subsidiary necessary for the execution and delivery of the Transaction Documents and the performance of all obligations of the Subsidiary under the Transaction Documents to be performed as of the Closing has been taken. The Transaction Documents, when executed and delivered by the Subsidiary, shall constitute valid and legally binding obligations of the Subsidiary, enforceable against the Subsidiary in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other Laws of general application relating to or affecting the enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

            (E)  GOVERNMENTAL CONSENTS AND FILINGS

                    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, provincial, state or local Governmental or Regulatory Authority is required on the part of the Corporation or the Vendors in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

            (F)  LITIGATION

                    There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Knowledge of the Vendors, currently threatened (i) against the Corporation; or (ii) against any shareholder, officer or director of the Corporation or, to the Knowledge of the Vendors, any employee of the Corporation that has had or would have a Material Adverse Effect or that questions the validity of the Transaction Documents or the right of the Corporation or the Vendors to enter into them or to consummate the transactions contemplated by the Transaction Documents. The Corporation is not a party or is not named as subject to the provisions of any order, writ, injunction, judgement or decree of any court or government agency or instrumentality. None of the officers or directors of the Corporation is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which has had or would have a Material Adverse Effect or that questions the validity of the Transaction Documents or the right of the Corporation or the Vendors to enter into them or to consummate the transactions contemplated by the Transaction Documents. There is no action, suit, proceeding or investigation by the Corporation pending or which the Corporation intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Corporation or the Vendors) involving the prior employment of any of the Corporation's employees, their services provided in connection with the Business, or information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

            (G)  INTELLECTUAL PROPERTY

                    (i) The Disclosure Schedule contains a true and complete list of all Intellectual Property Rights that have been registered, or for which applications for registration have been filed, in any jurisdiction.

                    (ii) The Corporation is the exclusive owner of the
                         Technology and all right, title and interest in and to the Technology, free and clear of all Encumbrances (other than the Permitted Encumbrances), and none of the Vendors have any Knowledge of any claim of adverse ownership in any Technology.

                    (iii) The Intellectual Property Rights are in full force and effect and have not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intellectual Property Rights, the loss of which would have a Material Adverse Effect. All registrations and filings necessary to preserve the rights of the Corporation in and to the Intellectual Property Rights have been made except where the failure to so register and/or file would not have a Material Adverse Effect.

                    (iv) The Technology is sufficient to enable the Corporation to carry on, in all material respects, the Business.

                    (v) Except as described in the Disclosure Schedule, to the Knowledge of the Vendors, there is no:

                         (A) claim of adverse ownership or invalidity or other opposition to or conflict with any of the Technology nor any pending or threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against the Corporation relating to the Technology; and

                         (B) claim that any products developed, manufactured, produced, used or sold by the Corporation or any process, method, packaging, advertising, or material that the Corporation employs in the development, manufacture, marketing, or sale of any such product, or the use of any of the Technology breaches, violates, infringes or interferes with any rights of any Person or requires payment for the use of any intellectual property right, know-how or technology of another Person.

                    (vi) The Disclosure Schedule sets forth a complete and
                         correct list and brief description of all judgments, covenants not to sue, permits, grants, franchises, licenses to use and other agreements and arrangements relating to any of the Technology owned or used by the Corporation that bind, obligate or otherwise restrict the Corporation.

                    (vii) Neither the Corporation nor any of the Vendors has any
                         Knowledge of any infringements of, or passing-off related to, the Technology by third parties.

                    (viii) The Corporation has taken commercially reasonable
                         precautions and made commercially reasonable efforts to protect the Corporation's trade secrets and secure the confidentiality of its customer lists and other proprietary information. The Corporation has not disclosed its customer lists to any Person other than the Purchaser and its authorized agents.

                    (ix) All licenses and distribution rights granted by the
                         Corporation to third parties limit the right of such third parties to sub-license the product of such licenses or distribution rights to end-users (except for licenses or distribution rights granted with respect to finished products sold without modification or without the Corporation losing any Intellectual Property Rights in such product) and, except as described in the Disclosure Schedule, no such licenses or distribution rights grant an exclusive right to such license or distribution right.

            (H)  COMPLIANCE WITH OTHER INSTRUMENTS

            (a) Neither the Corporation nor the Subsidiary is in violation or default (i) of any provisions of its constating documents or by-laws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, Contract or purchase order to which it is a party or by which it is bound, or, of any provision of federal, state or provincial statute, rule or regulation applicable to the Corporation or the Subsidiary, as the case may be, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, Contract or agreement or (ii) an event which results in the creation of any Encumbrance upon any assets of the Corporation or the Subsidiary, as the case may be, or the suspension, revocation, forfeiture, or non renewal of any material permit or license applicable to the Corporation or the Subsidiary, as the case may be, which would have a Material Adverse Effect. To the Knowledge of the Vendors, except as set forth in the Disclosure Schedule, no Consent is required to be obtained by the Vendors or the Corporation, or any of them, prior to the consummation of the transactions contemplated hereby.


            (I)  AGREEMENTS; ACTIONS

                    (i) The Corporation has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its Shares,
                         (ii) incurred any indebtedness for money borrowed except as described in the Financial Statements and the Disclosure Schedule, (iii) made any loans or advances to any Person, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                    (ii) The Corporation is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

            (J)  MATERIAL CONTRACTS

                    (i) The Disclosure Schedule sets forth a list of all Consulting Agreements to which the Corporation is a party or by which the Corporation is bound. Each of the Consulting Agreements referred to in the Disclosure Schedule, is in full force and effect unamended, and constitutes valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other Laws of general application relating to or affecting the enforcement of creditors' rights generally, (B) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies; or (C) as limited by the LIMITATIONS ACT, 2002 (Ontario). No default by the Corporation or, to the Knowledge of the Vendors, by any other Person, exists in respect thereof and, to the Knowledge of the Vendors, no event, occurrence, condition or act exists that, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default in respect thereof or give rise to a right of termination, in each case on the part of any of the parties thereto, and the Corporation is entitled to all benefits thereunder;

                    (ii) The Disclosure Schedule sets forth a list of all
                         Distributorship Agreements to which the Corporation is a party or by which the Corporation is bound. Each of the Distributorship Agreements referred to in the Disclosure Schedule is in full force and effect unamended, and constitutes valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other Laws of general application relating to or affecting the enforcement of creditors' rights generally, (B) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies; or (C) as limited by the LIMITATIONS ACT, 2002 (Ontario). No default by the Corporation or, to the Knowledge of the Vendors, by any other Person, exists in respect thereof and, to the Knowledge of the Vendors, no event, occurrence, condition or act exists that, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default in respect thereof or give rise to a right of termination, in each case on the part of any of the parties thereto, and the Corporation is entitled to all benefits thereunder.

                    (iii) The Disclosure Schedule sets forth a list of all
                         Consignment Agreements to which the Corporation is a party or by which the Corporation is bound. Each of the Consignment Agreements referred to in the Disclosure
                         Schedule is in full force and effect unamended, and constitutes valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other Laws of general application relating to or affecting the enforcement of creditors' rights generally, (B) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies; or (C) as limited by the LIMITATIONS ACT, 2002 (Ontario). No default by the Corporation or, to the Knowledge of the Vendors, by any other Person, exists in respect thereof and, to the Knowledge of the Vendors, no event, occurrence, condition or act exists that, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default in respect thereof or give rise to a right of termination, in each case on the part of any of the parties thereto, and the Corporation is entitled to all benefits thereunder.

                    (iv) The Disclosure Schedule sets forth a list of all
                         Licensing Agreements to which the Corporation is a party or by which the Corporation is bound. Each of the Licensing Agreements referred to in the Disclosure
                         Schedule is in full force and effect unamended, and constitutes valid and binding obligations of the parties thereto, enforceable in accordance with their terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other Laws of general application relating to or affecting the enforcement of creditors' rights generally, (B) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies; or (C) as limited by the LIMITATIONS ACT, 2002 (Ontario). No default by the Corporation or, to the Knowledge of the Vendors, by any other Person, exists in respect thereof and, to the Knowledge of the Vendors, no event, occurrence, condition or act exists that, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default in respect thereof or give rise to a right of termination, in each case on the part of any of the parties thereto, and the Corporation is entitled to all benefits thereunder. Other than pursuant to the Licensing Agreements, the Corporation is not a party to, or bound by, any Contract that involve obligations (contingent or otherwise) of, or payments by, the Corporation as consideration for any license granted to or by the Corporation.

                    (v) Except for the Transaction Documents, the Consulting Agreements, the Distributorship Agreements, the Consignment Agreements the Licensing Agreements and as disclosed in the Disclosure Schedule, there are no agreements, understandings, instruments, Contracts or proposed transactions to which the Corporation is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Corporation in excess of $35,000 in any calendar year, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Corporation, (iii) the grant of rights to develop, manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Corporation's exclusive right to develop, manufacture, produce, assemble, distribute, market or sell its products, or (iv) indemnification by the Corporation with respect to infringements of proprietary rights (collectively, the "OTHER MATERIAL CONTRACTS").

                    (vi) To the Knowledge of the Vendors, no party to a
                         Consulting Agreement, Distributorship Agreement, Consignment Agreement, Licensing Agreement or Other Material Contract with the Corporation has any intention to change its relationship or any material terms upon which it will conduct business with the Corporation that would have a Material Adverse Effect. There has been no material interruption to or material discontinuation in any material arrangements or material relationships reflected in the Consulting Agreements, Distributorship Agreements, Consignment Agreements, Licensing Agreements and Other Material Contracts disclosed in the Disclosure Schedule.

            (K)  CONFLICTS OF INTEREST

                    (i) Other than (i) contracts of employment, (ii) the Shareholders' Agreement, and (iii) the other Contracts listed in the Disclosure Schedule, there are no agreements or proposed transactions between the Corporation and any of its shareholders, officers, directors, or employees or any Affiliate thereof.

                    (ii) The Corporation is not indebted, directly or
                         indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing. None of the Corporation's directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing (i) are, directly or indirectly, indebted to the Corporation or (ii) have any direct or indirect ownership interest in any firm or corporation with which the Corporation is affiliated or with which the Corporation has a business relationship, or any firm or corporation which competes with the Corporation, except that directors, officers, employees or shareholders may own stock in (but not exceeding two percent of the outstanding capital stock of) publicly traded companies that may compete with the Corporation. Except as disclosed in the Disclosure Schedule (i) none of the Corporation's shareholders, directors, officers or employees or any members of their immediate families or any Affiliate of any of the foregoing are, directly or indirectly, interested in any Contract with the Corporation; and (ii) none of the shareholders, directors or officers of the Corporation or any members of their immediate families, has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Corporation's major business relationship partners, service providers, joint venture partners, licensees or competitors.

            (L)  RIGHTS OF REGISTRATION AND VOTING RIGHTS

                 Except as set forth in the Disclosure Schedule, the Corporation is not under any obligation to register any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.

            (M)   ABSENCE OF LIENS

                 The property and assets that the Corporation owns are free and clear of all Encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and Encumbrances that arise in the ordinary course of business and do not materially impair the Corporation's ownership or use of such property or assets and the other encumbrances, all of which are listed in the Disclosure Schedule (collectively, "PERMITTED ENCUMBRANCES"). All Encumbrances are disclosed in the Disclosure Schedule. With respect to the property and assets it leases, the Corporation is in compliance with such leases and holds a valid leasehold interest, free of any Encumbrances other than Permitted Encumbrances.

            (N)  CHANGES

                 Since August 31, 2004, to the Knowledge of the Vendors, there has not been:

                    (i) any change in the assets, liabilities, financial condition or operating results of the Corporation, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

                    (ii) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse
                         Effect;

                    (iii) any waiver or compromise by the Corporation of a
                         valuable right or of a material debt owed to it;

                    (iv) any satisfaction or discharge of any lien, claim, or
                         Encumbrance or payment of any obligation by the Corporation, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

                    (v) any material change to a Contract or agreement by which the Corporation or any of its assets is bound or subject, other than changes which have not caused, in the aggregate, a Material Adverse Effect;

                    (vi) except for the Employee Bonus Pool and as disclosed in the Disclosure Schedule, any material change in any compensation arrangement or agreement with any employee, officer, director or securityholder;

                    (vii) any resignation or termination of employment of any
                         officer of the Corporation;

                    (viii) any mortgage, pledge, transfer of a security interest in, or lien, created by the Corporation, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Corporation's ownership or use of such property or assets;

                    (ix) any loans or guarantees made by the Corporation to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                    (x) any declaration, setting aside or payment or other distribution in respect of any of the Shares or Subsidiary Shares, or any direct or indirect redemption, purchase, or other acquisition of any of such Shares or Subsidiary Shares, as the case may be, by the Corporation;

                    (xi) any sale, assignment or transfer of any Intellectual
                         Property Rights that could reasonably be expected to result in a Material Adverse Effect; (xii) receipt of notice that there has been a loss of, or material order cancellation by, any major supplier, distributor, consignor, licensor or licensee of the Corporation that has resulted in a Material Adverse Effect;

                    (xiii) any other event or condition of any character, other than events affecting the economy or the Corporation's industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

                    (xiv) any arrangement or commitment by the Corporation to do any of the things described in Section 1(n).

            (O)  EMPLOYEE MATTERS

                    (i) The Disclosure Schedule sets forth a complete and accurate list of all employees, consultants and independent contractors of the Corporation, their respective positions, current salaries, bonus entitlements, benefits and other remuneration, dates of last salary increases, and dates of hire with the Corporation, and whether or not contributions are made for the employees under any Employee Plan and indicating whether such employee is on short-term disability or long-term disability, pregnancy or parental leave, temporary lay-off or workers' compensation. The Disclosure Schedule also indicates which employees are parties to a written or oral agreement of employment.

                    (ii) Except as disclosed in the Disclosure Schedule, there is no consulting or contractual agreement or arrangement with the Corporation which could be construed as an employment relationship.

                    (iii) Except as disclosed in the Disclosure Schedule, the
                         Corporation is not a party to any agreements with past or present employees, consultants or independent contractors. The Corporation has no obligation to re-instate any employees.

                    (iv) Each of the Corporation's employees, consultants and
                         independent contractors have signed and delivered to the Corporation, and are bound by, the Corporation's standard terms of employment, a copy of which is set out in the Disclosure Schedule.

                    (v) To the best of the Vendors' knowledge, except as disclosed, no facts have arisen which could result in any employee claiming for short-term or long-term disability benefits or employment injury benefits.

                    (vi) To the Vendors' knowledge, none of the Corporation's or
                         Subsidiary's employees is obligated under any Contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court, tribunal or administrative agency, that would materially interfere with such employee's ability to promote the interests of the Corporation or Subsidiary, or to work for the Corporation or Subsidiary, as the case may be, or that would conflict with the Business except such interference or conflict that has not had a Material Adverse Effect. Neither the execution nor delivery of the Transaction Documents, nor the carrying on of the Business by the employees of the Corporation or Subsidiary, nor the conduct of the Business as now conducted and as presently proposed to be conducted, will, to the Vendors' knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any Contract, covenant or instrument under which any such employee is now obligated, other than such violations that would not have a Material Adverse Effect.

                    (vii) Neither the Corporation nor the Subsidiary is
                         delinquent in payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors and all such amounts have been properly accrued in the books and records of the Corporation or Subsidiary, as the case may be, and are properly reflected in the Financial Statements. To the Knowledge of the Vendors, the Corporation and Subsidiary have complied in all material respects with all applicable equal employment opportunity Laws, including the PAY EQUITY ACT (Quebec) and with other Laws related to employment, including those related to wages, hours, worker classification, collective bargaining, employment injury and the payment and withholding of taxes and other sums as required by law, except where non compliance with any applicable Law would not result in a Material Adverse Effect. Each of the Corporation and Subsidiary has withheld and paid to the appropriate Governmental or Regulatory Authority, or is holding for payment not yet due to such Governmental or Regulatory Authority, all amounts required to be withheld from employees of the Corporation or the Subsidiary, as the case may be, and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

                    (viii) To the Vendors' Knowledge, neither the Corporation
                         nor the Subsidiary have a present intention to terminate the employment of any of Employee. The employment of each employee of the Corporation and Subsidiary is terminable upon notice, or severance in lieu of notice, by the Corporation. Except as disclosed in the Disclosure Schedule or required by Law, upon termination of the employment of any such employees, no severance or other payments will become due. Neither the Corporation nor the Subsidiary has a policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services. Neither the Corporation nor the Subsidiary is indebted to any employee for severance or other payments in connection with the termination of employment services.

                    (ix) Neither the Corporation nor the Subsidiary has made any representations regarding equity incentives to any officer, employee, director or consultant, except as set forth in the Option Plan.

                    (x) Except as described in the Disclosure Schedule, each former employee whose employment was terminated by the Corporation or Subsidiary has entered into an agreement with the Corporation or Subsidiary, as the case may be, providing for the full release of any claims against the Corporation, the Subsidiary or any related party arising out of such employment.

                    (xi) Neither the Corporation nor the Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any express or implied Contract, commitment or arrangement with any labour union, and no labour union has, to the knowledge of the Vendors, requested or sought to represent any of the employees, representatives or agents of the Corporation or the Subsidiary. There is no strike or other labour dispute involving the Corporation or Subsidiary pending, or to the Vendors' knowledge, threatened, which could have a Material Adverse Effect, nor is the Corporation or Subsidiary aware of any labour organization activity involving its employees.

                    (xii) During the previous five years, the Corporation and
                         Subsidiary have not been, and, to the Vendors' knowledge, none of its officers have been (a) subject to voluntary or involuntary petition under bankruptcy or insolvency Laws or the appointment of a receiver, fiscal agent or similar officer by a court for its/his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offences); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining it/him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public corporation; or
                         (d) found by a court of competent jurisdiction in a civil action or by any securities commission to have violated any securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended or vacated.

                    (xiii) There are no outstanding, pending, or, to the
                         knowledge of the Vendors, threatened or anticipated assessments, actions, causes of action, claims, complaints, demands, orders, prosecutions or suits against the Corporation or its directors, officers or agents pursuant to or under any Contract, applicable statutes, rules, regulations, orders or laws, including Canada Pension Plan, employment insurance, Tax, employer health tax, employment standards, labour relations, occupational health and safety, human rights, workers' compensation and pay equity laws.

            (P)  EMPLOYEE PLANS

                    (i) The Disclosure Schedule lists and accurately and completely describes all Employee Plans to which the Corporation or Subsidiary is party, bound by or in respect of which either has any contingent or actual liability. The Corporation has delivered to the Purchaser true, correct and complete copies of all the Employee Plans as amended as of the date hereof, together with all related material documentation, including plan texts, plan summaries, correspondence to and from regulatory authorities, funding documents and insurance Contracts.

                    (ii) To the Knowledge of the Vendors, all of the Employee
                         Plans are and have been established, registered, qualified, funded, invested, contributed to and administered in accordance with their terms and all applicable laws, rules and regulations.

                    (iii) No Employee Plan, as listed in the Disclosure
                         Schedule, has been amended or improved and no commitment to amend or improve any Employee Plan has been made.

                    (iv) Except as disclosed in the Disclosure Schedule, no
                         Employee Plan provides benefits to employees on or after retirement or termination of employment or to the beneficiaries or dependants of such persons.

                    (v) No Employee Plan provides for a retroactive charge or increase in premiums.

                    (vi) All benefits under all Employee Plans are either fully insured or accrued and fully and accurately reflected in the books and records of the Corporation or the Subsidiary, as the case may be.

                    (vii) Except as disclosed in the Disclosure Schedule, no
                         Person other than current or former employees of the Corporation or Subsidiary is entitled to participate in any Employee Plan.

            (Q)  PENSION AND BENEFIT MATTERS

                    (i) The Corporation does not have, and never has had, a Pension Plan or any commitment to implement a Pension Plan.

                    (ii) All required contributions or premiums required to be paid by the Corporation, directly or indirectly, on its own behalf or on behalf of the Corporation's employees, to the registered retirement savings plan established by the Fonds regional de solidarite (FTQ) Outaouais (the "FTQ PLAN") have been fully paid to the date hereof in a timely fashion in accordance with the applicable Pension Legislation and Pension Contracts. No unfunded liability, solvency deficiency, unpaid special payment or experience deficiency, whether due or not, exists with respect to the FTQ Plan. As of the date hereof, the Corporation has no obligation to pay any contributions or premiums, whether directly or indirectly, on its own behalf or on behalf of the Corporation's employees, with respect to the FTQ Plan.

            (R)  TAXES

                 Except as disclosed in the Disclosure Schedule:

                    (i) Each of the Corporation and the Subsidiary has duly and timely filed in proper form all Tax Returns required to be filed by it due on or before the date hereof in all applicable jurisdictions. No tax liability is owing under each of the aforementioned outstanding Tax Returns. All such Tax Returns are true, correct and complete in all material respects, and do not, in any material respect, understate the taxable income or liability for Taxes of the

                         Corporation and the Subsidiary, as the case may be, for the periods covered by such returns. No Tax Return has been amended.

                    (ii) The tax liability of the Corporation and the Subsidiary for previous taxation periods ending before the date hereof is as indicated in their respective Tax Returns. All Taxes, including all assessments, reassessments, governmental charges, penalties, interest and fines assessed to be owing by the Corporation or the Subsidiary and all instalments of Taxes required to have been paid by the Corporation or the Subsidiary have been paid. Reserves and provisions for Taxes accrued but not yet due on or before the Closing Date as reflected in the Financial Statements are adequate as of the date of the Financial Statements, in accordance with GAAP, in the case of the Corporation, and U.S. GAAP, in the case of the Subsidiary. To the Knowledge of the Vendors, no deficiencies for Taxes have been proposed, asserted or assessed against the Corporation or the Subsidiary that are not adequately reserved against.

                    (iii) Except as disclosed in the Disclosure Schedule,
                         correct and complete copies of all Tax Returns, including schedules thereto, filed by the Corporation or the Subsidiary since and including the 2001 taxation year, and all written communications relating thereto have been provided to the Purchaser.

                    (iv) The Corporation and Subsidiary have properly withheld and collected all Taxes required to be withheld and collected by them and, if required, properly remitted such Taxes on a timely basis and in the form required.

                    (v) The Tax Returns of the Corporation and the Subsidiary have been assessed by the relevant Taxing Authority for all fiscal periods up to and including the fiscal period ending June 30, 2003.

                    (vi) There is no unresolved assessment, reassessment,
                         action, suit, proceeding, audit, investigation or claim in progress, pending or, to the Knowledge of the Vendors, threatened with respect to Taxes of the Corporation or the Subsidiary and, in particular, to the Knowledge of the Vendors, there are no currently outstanding reassessment or written enquiries which have been issued to, or raised in respect of, the Corporation or the Subsidiary relating to any Taxes.

                    (vii) To the Knowledge of the Vendors, no claim has ever
                         been made by or is expected from any Taxing Authority in a jurisdiction in which the Corporation or Subsidiary does not file Tax Returns that the Corporation or Subsidiary, as the case may be, is or may be subject to taxation in that jurisdiction.

                    (viii) No election, consent for extension, nor any waiver
                         that extends any applicable statute of limitations relating to the determination of a Tax liability of the Corporation or Subsidiary has been filed or entered into and is still effective.

                    (ix) There are no Encumbrances for Taxes (other than any
                         statutory trust for Taxes if such Taxes are not due and payable) on the assets of the Corporation or the Subsidiary.

                    (x) All withholdings and remittances for taxes have been properly made as required to the date hereof.

                    (xi) Neither the Corporation nor the Subsidiary is a party to, bound by, or has any obligation under, any tax sharing agreement, tax indemnification agreement or similar contract or arrangement.

                    (xii) There has never been a change of control of the
                         Corporation or the Subsidiary for the purposes of the Tax Act.

                    (xiii) To the Knowledge of the Vendors, there has never been a disagreement between the Corporation or the Subsidiary and its respective auditors in which the failure to agree would have a Material Adverse Effect.

                    (xiv) Neither the Corporation or the Subsidiary, nor any
                         corporation to which the Corporation or Subsidiary is related (for the purposes of the Tax Act) is a corporation whose principal business is (i) the lending of money to persons with whom such corporation is dealing at arm's length (for the purposes of the Tax
                         Act); (ii) the purchasing of debt obligations issued to such persons; or (iii) a combination thereof.

                    (xv) The Corporation is a registrant for the purposes of the
                         ETA having registration number 881618367, and is not a financial institution within the meaning of the ETA. The Corporation has not made any elections under the ETA.

                    (xvi) For the purposes of the Tax Act, the paid-up capital of the Corporation's Common Shares is not less than $17,972,702 and the paid-up capital of the Corporation's Class A Shares is not less than US $7,500,000.

            (S)  SRED CLAIMS

                    (i) As of the date hereof, the Corporation is a Canadian-controlled private corporation within the meaning of the Tax Act.

                    (ii) All federal and provincial scientific research and
                         experimental development investment tax credit ("SRED") claims by the Corporation were prepared by, or on behalf of, the Corporation.

                    (iii) The Corporation's sred claims are completely and
                         accurately disclosed in the Disclosure Schedule. No sred investment tax credit claimed by the Corporation has been refused by tax authorities. The description of work provided in the sred claim is a reasonable and accurate estimation of the actual work of the Corporation.

                    (iv) No credits similar or comparable to sred claims have
                         been claimed by the Corporation in the United States or any other jurisdiction.

            (T)  INSURANCE

                 The Disclosure Schedule provides a complete list of the Corporation's insurance policies currently in effect. Such insurance policies are in full force and effect and the Corporation is not in default with respect to the payment of any premium or compliance with any of the provisions contained in any such insurance policy. To the Knowledge of the Vendors, there are no circumstances under which the Corporation would be required to or, in order to maintain its coverage, should give any notice to the insurers under any such insurance policies which has not been given. The Corporation has not received notice from any of the insurers regarding cancellation of such insurance policies. The Corporation has not failed to present any claim under any such insurance policy in a due and timely fashion. The Corporation has not received notice from any of the insurers denying any claims.

            (U)  PERMITS

                 The Disclosure Schedule provides a complete list of all of the Corporation's franchises, permits, licenses and any similar authority necessary for the conduct of the Business, the lack of which could reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Vendors, the Corporation is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

            (V)  CORPORATE DOCUMENTS

                 The constating documents and by-laws of the Corporation and Subsidiary are in the forms provided to the Purchaser. The copy of the minute books of the Corporation and Subsidiary provided to the Purchaser contains minutes of all meetings of directors and securityholders and all actions by written consent without a meeting by the directors and securityholders since the date of incorporation and accurately reflects all actions by the directors (and any committee of directors) and securityholders with respect to all transactions referred to in such minutes.

            (W)  COMPLIANCE WITH LAW

                 The Corporation holds all material licenses, permits and authorizations necessary for the lawful operation of the Business pursuant to all Laws in respect of any part of the Business. The Corporation is and, to the Knowledge of the Vendors, has been conducting the Business in compliance in all material respects with all Laws applicable to the Business, other than such non-compliance as would not result in a Material Adverse Effect. The Corporation is not in material violation of any Laws concerning the Business (other than such violations that have not resulted in a Material Adverse Effect) and to the Knowledge of the Vendors, there is not nor has there been any investigation, inquiry or proceeding by any Governmental or Regulatory Authority in connection with any such material violation.

            (X)  PRIVACY MATTERS

                 To the Knowledge of the Vendors, the Corporation has conducted and is conducting the Business in material compliance with all applicable privacy legislation, including AN ACT RESPECTING THE

                 PROTECTION OF PERSONAL INFORMATION IN THE PRIVATE SECTOR (Quebec), other than such non-compliance that have not resulted in a Material Adverse Effect.

            (Y)  FINANCIAL STATEMENTS

                 True, correct and complete copies of the Financial Statements are attached as Exhibit B to this Schedule D. Such Financial Statements (a) are in accordance with the books and records of the Corporation, (b) present fairly in all material respects the financial condition of the Corporation and the results of operations for the periods then ended, and (c) have been prepared in accordance with GAAP.

            (Z)  ABSENCE OF UNDISCLOSED LIABILITIES

                 Except to the extent reflected or reserved against in the Financial Statements (including the notes thereto) or incurred subsequent to the date thereof and disclosed in the Disclosure Schedule and except as incurred in the ordinary and normal course of business, the Corporation does not have any outstanding indebtedness or any material liabilities (whether accrued, absolute, contingent or otherwise) nor any outstanding material commitments or material obligations of any kind whether or not such obligations or commitments are presently considered liabilities of the Corporation under GAAP. At the Time of Closing, the Debt shall not be greater than $250,000.

            (AA) ACCOUNTS RECEIVABLE

                 The accounts receivable reflected on the Audited Balance Sheet and all accounts receivable arising after June 30, 2004 which have not been paid or otherwise settled or written off are bona fide and other than those accounts receivable which are doubtful accounts and in respect of which a reasonable allowance, consistent with past practice, has been made, are, to the Knowledge of the Vendors, collectible, and are not contingent on the performance of any conditions precedent or subject to any set-off, claim for refund or counterclaim, in each case other than as reflected in the Financial Statements.

            (BB) CAPITAL EXPENDITURES

                 The Corporation has not agreed or committed to one or more capital expenditures exceeding, in the aggregate, $25,000 that is not reflected in the Financial Statements.

            (CC) BOOKS OF ACCOUNT

                 The books and records of the Corporation present fairly and disclose the financial position of the Corporation as at the relevant dates and all material financial transactions of the Corporation have been accurately recorded, in all material respects, in such books and records.

            (DD) ABSENCE OF QUESTIONABLE PAYMENTS

                 To the Knowledge of the Vendors, none of the Corporation or any director, officer, agent, employee or other Person acting on behalf of the Corporation has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in connection with the Business. To the Knowledge of the Vendors, none of the Corporation or any current director, officer, agent, employee or other Person acting on behalf of the Corporation has accepted or received any unlawful contributions, payments, gifts or expenditures in connection with the Business.

            (EE) AGREEMENTS RESTRICTING BUSINESS

                 Except as disclosed in the Disclosure Schedule, the Corporation is not a party to any agreement or arrangement that restricts the freedom of the Corporation to carry on the Business, including any contract or agreement that contains covenants by the Corporation not to compete in any line of business with any other Person.

            (FF) TITLE TO ASSETS

                 Except as disclosed in the Audited Balance Sheet or the Disclosure Schedule, the Corporation has good and marketable title to all of their assets, property and undertaking, real and personal, including those reflected on the Audited Balance Sheet or acquired since the date of the Audited Balance Sheet (except as since transferred, sold or otherwise disposed of in the ordinary and normal course of business), free and clear of all Encumbrances other than Permitted Encumbrances.

            (GG) LEASES OF PERSONAL PROPERTY

                    (i) The Disclosure Schedule sets forth a true and complete list of all equipment or other personal property and fixtures in the possession or custody of the Corporation that, as of the date hereof, is leased or held under licence or similar arrangement and a summary (including material terms) of the leases, licenses, agreements or other documentation relating thereto. Except as set forth in the Disclosure Schedule, all interests held by the Corporation under such leases, licenses, agreements or other arrangements are free and clear of any and all Encumbrances.

                    (ii) All leases entered into by the Corporation are in good standing and in full force and effect without amendment, and the Corporation is entitled to the benefit of all such leases, licenses or similar arrangements to which it is a party.

                    (iii) All amounts presently owing under the leases, licenses or similar arrangements to which the Corporation is a party, have been paid.

                    (iv) The Corporation has complied with all of its
                         obligations under the leases, licenses or similar arrangements to which it is a party, and the Corporation is not in default or breach or has received a notice of default or breach of its obligations under such leases or subleases.

            (HH) LEASES OF REAL PROPERTY

                    (i) Other than the leases and subleases disclosed in the Disclosure Schedule, the Corporation is not a party to or bound by any lease, sublease, license or other instrument relating to real property, and the Corporation has not entered into any other instrument relating to Real Property. All interests held by the Corporation under such leases or subleases are free and clear of any and all Encumbrances.

                    (ii) All leases or subleases entered into by the Corporation are in good standing and in full force and effect without amendment, and the Corporation is entitled to the benefit of all such leases or subleases to which it is a party.

                    (iii) All amounts of rent and other amounts presently owing under the leases or subleases to which the Corporation is a party, have been paid.

                    (iv) The Corporation has complied in all material respects with all of its material obligations under the leases or subleases to which it is a party, and the Corporation is not in default or breach or has received a notice of default or breach of its material obligations under such leases or subleases.

            (II) REAL PROPERTY

                 The Corporation does not own any Real Property and, except for the leases disclosed in the Disclosure Schedule, the Corporation does not own any interest in Real Property. To the Knowledge of the Vendors, (i) there is no material violation by the Corporation of any health, safety, zoning, subdivision or building statute, ordinance or restriction, or any restrictive covenant, affecting the Real Property; and (ii) no present use of any Real Property constitutes a non-conforming use.

            (JJ) ENVIRONMENTAL MATTERS

                    (i) To the Knowledge of the Vendors, the Business has been and is being carried on and the respective processes and undertakings of the Corporation have been and are being conducted in compliance with all applicable Environmental Laws and Environmental Orders. The Vendors do not know, or have reasonable grounds to know, of any fact that could give rise to a notice of non-compliance with any Environmental Laws or Environmental Orders.

                    (ii) The Corporation holds no Environmental Permits and none are required for the operation of the Business as it is presently being conducted and as it is anticipated it will be conducted hereafter. All such Environmental Permits are valid and in full force and effect and no violations thereof have been experienced, noted or recorded and no proceedings are pending or, to the Knowledge of the Vendors, threatened to revoke or limit any of the Environmental Permits.

                    (iii) The Vendors do not have knowledge of the Corporation or any Predecessor having caused or permitted the Release of any Hazardous Substances on or off-site from the Real Property or any other place or places where the Corporation conducts the Business and all Hazardous Substances disposed of, treated or stored by the Corporation or any Predecessors have been disposed of, treated and stored in compliance with all Environmental Laws.

                    (iv) The Corporation has never been convicted of an offence for non-compliance with any Environmental Law or been fined or otherwise sentenced or settled any prosecution in respect of any Environmental Law in connection with the Business.

                    (v) The Corporation has maintained and continues to maintain environmental records relating to the Business in the manner and for the time periods required by Environmental Laws. The Corporation has not conducted any environmental audit of the Business.

            (KK) BUSINESS OF THE CORPORATION

                 The only business of the Corporation is the Business. The Assets and Properties of the Corporation are sufficient to carry on the Business as presently conducted. All such physical assets are in good operating condition and in a state of good maintenance and repair free from defects and fit for the purpose for which they are intended, except for usual wear and tear.

            (LL) COMPETITION ACT

                 The Corporation, together with its affiliates (as defined in the COMPETITION ACT (Canada)), does not have assets in Canada with an aggregate value that exceeds $50,000,000, nor does it have gross revenues from sales in, from or into Canada with an aggregate value that exceeds $50,000,000, as shown on the Financial Statements of the Corporation and its affiliates that were prepared in accordance with GAAP normally used by each of them.

            (MM) INVESTMENT CANADA

                 The Business neither constitutes a "cultural business" nor involves the provision of "financial services" or "transportation services", all within the meaning of the Investment Canada Act. The value of the assets of the Business for purposes of the Investment Canada Act is less than $237,000,000.

            (NN) PHOTO LIBRARY

                 The Corporation's image library consists of at least 326,938 Vector images, 249,051 Raster Images, 179,240 Photo-Objects and 95,942 Stock photos (collectively, the "PHOTO IMAGES"). The Disclosure Schedule sets forth the ownership of the content of such Photo Images.

            (OO) QUARANTINED IMAGES

                 The Disclosure Schedule lists all Quarantined Images. Except for paragraph (pp) hereof, notwithstanding any other provision of this Agreement, none of the foregoing representations and warranties shall apply to the Quarantined Images and the Quarantined Images are specifically excluded from each and every representation and warranty of the Vendors herein. Except for paragraph (pp) hereof, the Vendors make no representation or warranty, express or implied, relating to the Quarantined Images.

            (PP) COREL CONSENTS

                 The Disclosure Schedule sets forth the license agreements that were not assigned to the Corporation pursuant to the Corel Purchase Agreement because consents to such assignments were not obtained. The products licensed under such license agreements, if any, have been held in quarantine by the Corporation from the time that such products were transferred to the Corporation, and the Corporation has never published, distributed, transmitted, licensed, sub-licensed to any third party or otherwise used such products.

            (QQ) DISCLOSURE

                 The Vendors have made available to the Purchaser all the information reasonably available to the Corporation that the Purchaser has requested for deciding whether to acquire the Purchased Shares. No representation or warranty of the Vendor contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to the Purchaser at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact about the Business which the Vendors have not disclosed to the Purchaser or its counsel and of which the Vendors are aware which has or could reasonably have a Material Adverse Effect.

2.   SEVERAL REPRESENTATIONS AND WARRANTIES OF THE VENDORS

     Each Vendor severally, and not jointly and severally, represents to the Purchaser in respect of such Vendor (and no other Vendor) that the following representations are true and complete as of the Closing Date, except as otherwise indicated.

            (A)  ORGANIZATION AND GOOD STANDING

                 Each Vendor (other than a Vendor that is an individual) is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

            (B)  AUTHORIZATION

                 All corporate action required to be taken by each of the Vendor's board of directors (other than a Vendor that is an individual) in order to authorize the Vendor to enter into the Transaction Documents and to transfer the Purchased Shares at the Closing has been taken. All action on the part of the officers of the Vendor necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Corporation under the Transaction Documents to be performed as of the Closing, and the transfer and delivery of the Purchased Shares has been taken. The Transaction Documents, when executed and delivered by the Vendor, shall constitute valid and legally binding obligations of the Vendor, enforceable against the Vendor in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other Laws of general application relating to or affecting the enforcement of creditors' rights generally, or
                 (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

            (C)  CAPITALIZATION

                    (i) The authorized capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of Class A Shares, of which 21,231,906 Common Shares and 5,898,000 Class A Shares are issued and outstanding. All of the outstanding Shares have been duly authorized, are fully paid and non-assessable and were issued in compliance with (i) all applicable securities laws, (ii) the articles, by-laws, constating documents or any resolutions of any of the Vendors or the Corporation or any amendments thereto or restatements thereof, or (iii) the provisions of any agreement, arrangement or understanding pursuant to which any of the Vendors or the Corporation is a party or by which any of them is bound. A corporate structure chart of the Corporation is disclosed in the Disclosure Schedule.

                    (ii) The authorized capital of the Subsidiary consists of
                         1,000 Subsidiary Shares, of which one Subsidiary Share is issued and outstanding. The outstanding Subsidiary Share has been duly authorized, is fully paid and non-assessable and was issued in compliance with (i) all applicable securities laws, (ii) the articles, by-laws, constating documents or any resolutions of any of the Vendors, the Corporation or the Subsidiary or any amendments thereto or restatements thereof, or
                         (iii) the provisions of any agreement, arrangement or understanding pursuant to which any of the Vendors, the Corporation or the Subsidiary is a party or by which any of them is bound. The Corporation is the registered and beneficial owner of the outstanding Subsidiary Share.

                    (iii) The registered and beneficial owners of all the issued and outstanding Shares of the Corporation are disclosed in the Disclosure Schedule.

                    (iv) Each Vendor has good and valid title to the Purchased
                         Shares listed opposite such Vendor's name in the Disclosure Schedule, free and clear of all Encumbrances. There is no contract, option or other right of another binding upon or that at any time in the future may become binding upon any of the Vendors to sell, transfer, assign, pledge, charge, mortgage or ain any other way dispose of or encumber any of the Purchased Shares, any of the shares of the Corporation other than pursuant to this Agreement. Other than the Purchased Shares listed on of the Disclosure Schedule, such Vendor has no other equity interests or rights to acquire equity interests in the Company.

            (D)  NON-RESIDENT VENDOR

                 No Vendor is a Non-Resident Vendor.

            (E)  BROKERS AND FINDERS FEES

                 All negotiations relating to this Agreement have been carried out by such Vendor directly without the intervention of any Person who may be entitled to any brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. To the Knowledge of each of the Vendors, no brokerage fee or other commission is payable by the Corporation in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Other than as set forth in the Disclosure Schedule, no director, officer, shareholder, employee, consultant or independent contractor of the Corporation is entitled to, or has been paid, a fee, bonus or charge whatsoever as consideration for the completion of the transactions contemplated by this Agreement.

                                   SCHEDULE F
                           CONDITIONS OF THE PURCHASER

(A)  REPRESENTATIONS AND WARRANTIES

     All representations and warranties of the Vendors made pursuant to this Agreement shall be true and correct with the same force and effect as if made at and as of the Time of Closing, and the Vendors shall have delivered to the Purchaser at the Time of Closing a certificate dated the Closing Date to such effect. The receipt of such certificate and the closing of the transaction of purchase and sale provided for in this Agreement shall not be nor deemed to be a waiver of the representations and warranties of the Vendors contained in this Agreement, which representations and warranties shall continue in full force and effect for the benefit of the Purchaser as provided in Article 4.

(B)  PERFORMANCE OF OBLIGATIONS

     The Vendors shall have performed or complied with, in all respects, all of their obligations, covenants and agreements in this Agreement which are to be performed or complied with by the Vendors at or prior to the Time of Closing, and the Vendors shall have delivered to the Purchaser at the Time of Closing a certificate dated the Closing Date to such effect.

(C)  RECEIPT OF CLOSING DOCUMENTATION

     All documentation relating to the due authorization and completion of the purchase and sale of the Purchased Shares and all actions and proceedings taken on or prior to the Closing Date in connection with the performance by the Vendors of their obligations, covenants and agreements under this Agreement shall be satisfactory to the Purchaser and its counsel, acting reasonably, and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form and substance satisfactory to the Purchaser and its counsel, acting reasonably.

(D)  VENDORS' CLOSING OPINION

     The Purchaser shall have received an opinion dated as of the Closing Date from counsel for the Vendors in such form and as to such matters as the Purchaser or its counsel may reasonably request.

(E)  APPROVALS AND CONSENTS

     All Consents and Regulatory Approvals and all consents of third parties, and compliance with any conditions thereof, required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions hereof shall have been obtained and complied with on or before the Time of Closing.

(F)  APPROVALS

     The acquisition of all of the Purchased Shares pursuant to this Agreement shall have been approved by the Corporation's board of directors and shareholders.

(G)  NO ACTION TO RESTRAIN

     No action or proceeding shall be pending or threatened by any Governmental or Regulatory Authority or any other Person (including a party hereto) to restrain or prohibit the completion of the transactions contemplated by this Agreement or to prevent or restrain the Corporation from carrying on the Business as presently carried on.

(H)  NO MATERIAL ADVERSE CHANGE

     Except as has been specified in this Agreement, since the date of this Agreement there shall not have been:

     (i) any material adverse change in any of the assets, business, financial condition, results of operation or prospects of the Corporation nor shall any other event, condition or state of facts have occurred or arisen that has, or threatens to have, a Material Adverse Effect of or which might materially adversely effect the ability of the Corporation to carry on the Business after the Closing substantially as such business is being conducted upon the date hereof; or

     (ii) any damage, destruction or loss, or other event, development or condition of any character (whether or not covered by insurance) which would have a Material Adverse Effect.

(I)  DIRECTORS AND OFFICERS

     Other than the President and Chief Executive Officer, all directors and officers of the Corporation and the Subsidiary specified by the Purchaser shall have resigned and shall have executed a form of release satisfactory to the Purchaser and its counsel.

(J)  OPTIONS AND WARRANTS

     The Purchaser shall have received acknowledgements signed by each of the Optionholders acknowledging that all options held by such Optionholder have been terminated.

(K)  TERMINATION OF CERTAIN AGREEMENTS

     The Shareholders' Agreement, the Registration Rights Agreement and the 6286119 Consulting Agreement shall have been terminated.

(L)  COREL MATTERS

     Corel shall have delivered or cause to be delivered, in a form satisfactory to the Purchaser, an acknowledgement and waiver of Corel's rights (i) under the Corel Warrant, and (ii) to the co-branded studio site pursuant to the Corel License Agreement.

(M)  ENCUMBRANCES

     The Vendors shall have delivered or cause to be delivered to the Purchaser evidence satisfactory to the Purchaser of the release or termination of the Encumbrances (other than Permitted Encumbrances) set forth in the Disclosure Schedule.

(N)  MINUTE BOOKS

     The Vendors shall have delivered or cause to be delivered to the Purchaser evidence satisfactory to the Purchaser of the correction of deficiencies contained in the Corporation's minute book.

                                   SCHEDULE G
                            CONDITIONS OF THE VENDORS

(A)  REPRESENTATIONS AND WARRANTIES

     All representations and warranties that the Purchaser made pursuant to this Agreement shall be true and correct with the same force and effect as if made at and as of the Time of Closing, and the Purchaser shall have delivered to the Vendor at the Time of Closing its certificate dated the Closing Date, duly executed by a senior officer of the Purchaser acceptable to the Vendors, to such effect. The receipt of such certificate and the Closing of the transaction of purchase and sale provided for in this Agreement shall not be nor be deemed to be a waiver of the representations and warranties of the Purchaser contained in this Agreement, which representations and warranties shall continue in full force and effect for the benefit of the Vendors as provided in Article 4.

(B)  PERFORMANCE OF AGREEMENT

     The Purchaser shall have performed or complied with, in all respects all of its obligations, covenants and agreements in this Agreement which are to be performed or complied with by the Purchaser at or prior to the Time of Closing and shall have delivered to the Vendors at the time of Closing its certificate dated the Closing Date, duly executed by a senior officer of the Purchaser acceptable to the Vendors, to such effect.

(C)  RECEIPT OF CLOSING DOCUMENTATION

     All documentation relating to the due authorization and completion of the purchase and sale of the Purchased Shares and all actions and proceedings taken on or prior to the Closing Date in connection with the performance by the Purchaser of its obligations under this Agreement shall be satisfactory to the Vendors and their counsel, acting reasonably, and the Vendors shall have received copies of all such documentation or other evidence as they may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form and substance satisfactory to the Vendors and their counsel, acting reasonably.